UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Harman International Industries, Incorporated

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Harman International Industries, Incorporated

400 Atlantic Street

Stamford, CT 06901

October 21, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Harman International Industries, Incorporated, a Delaware corporation. The meeting will be held on Wednesday, December 4, 2013, beginning at 11:00 a.m. Eastern Time. We are very pleased that this year’s annual meeting will again be a completely “virtual meeting” of stockholders, meaning that you may participate solely “by means of remote communication.” You will be able to attend the 2013 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/HAR2013.

As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of our annual meeting, and conserves natural resources. On or about October 25, 2013, we will mail our stockholders (other than those who previously requested electronic or paper delivery) a notice containing instructions on how to access our 2013 Proxy Statement and 2013 Annual Report and vote online. The notice will also include instructions on how you can receive a paper copy of the proxy materials, including the notice of annual meeting, 2013 Proxy Statement, and proxy card. If you elect to receive your proxy materials by mail, the notice of annual meeting, 2013 Proxy Statement, and proxy card from our Board of Directors will be enclosed. If you elect to receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the 2013 Proxy Statement and 2013 Annual Report on the Internet.

At the meeting, management will report on our company’s operations during fiscal 2013 and comment on our outlook for the current fiscal year. The report will be followed by a question and answer period.

It is important that your shares be represented at the meeting. To ensure representation of your shares, please review the proxy materials and vote your shares over the Internet in advance of the meeting. Any proxy materials sent to you will include a proxy card that you may sign, date and return by mail or you may vote by using the telephone or Internet voting procedures described on the proxy card.

Sincerely,

Dinesh C. Paliwal
Chairman, Chief Executive Officer and President

Harman International Industries, Incorporated

400 Atlantic Street

Stamford, CT 06901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 4, 2013

To Our Stockholders:

The 2013 Annual Meeting of Stockholders of Harman International Industries, Incorporated (the “Annual Meeting”) will be held on December 4, 2013, beginning at 11:00 a.m. Eastern Time. You may attend the Annual Meeting, vote your shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HAR2013. Be sure to have your 12-digit Control Number to enter the Annual Meeting. The Annual Meeting will be held for the following purposes:

(1)	To elect the ten directors named in the Proxy Statement to serve until the 2014 Annual Meeting of Stockholders;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2014 fiscal year;

(3)	To approve an amendment to our 2012 Stock Option and Incentive Plan;

(4)	To approve the 2014 Key Executive Officers Bonus Plan;

(5)	To hold an advisory vote on executive compensation; and

(6)	To conduct any other business that may be properly brought before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement, which you are encouraged to access and review prior to submitting your vote. The Board of Directors of Harman International Industries, Incorporated recommends that you vote FOR the election of the ten director nominees, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our 2014 fiscal year, FOR approval of the amendment to our 2012 Stock Option and Incentive Plan, FOR approval of the 2014 Key Executive Officers Bonus Plan and FOR, on an advisory basis, the compensation paid to our company’s named executive officers.

Stockholders of record as of the close of business on October 7, 2013 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

You have three options for submitting your vote before the 2013 Annual Meeting:

•	Internet;

•	Phone; or

•	Mail.

Please vote as soon as possible to record your vote promptly by signing, dating and promptly returning the proxy card in the enclosed postage prepaid envelope or by using the telephone or Internet voting procedures described on the proxy card, even if you plan to attend the 2013 Annual Meeting on the Internet.

Important Notice regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on December 4, 2013

The 2013 Proxy Statement and 2013 Annual Report to Stockholders

are available at: https://proxyvote.com

As permitted by the rules of the Securities and Exchange Commission, we are furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of the Annual Meeting, and conserves natural resources. On or about October 25, 2013, we will mail our stockholders (other than those who previously requested electronic or paper delivery) a notice containing instructions on how to access our 2013 Proxy Statement and 2013 Annual Report and vote online. The notice will also include instructions on how you can receive a paper copy of the 2013 Annual Report and the proxy materials, including the notice of annual meeting, 2013 Proxy Statement and proxy card. If you elect to receive your proxy materials by mail, the notice of annual meeting, 2013 Proxy Statement, proxy card from our Board of Directors and 2013 Annual Report will be enclosed. If you elect to receive our proxy materials electronically, you will receive an email with instructions to access these materials via the Internet unless you elect otherwise.

By Order of the Board of Directors,

Marisa Iasenza
Corporate Secretary and Associate General Counsel

Stamford, CT

October 21, 2013

2013 Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	11:00 a.m., December 4, 2013

• Place	www.virtualshareholdermeeting.com/HAR2013

• Record date	October 7, 2013

• Voting	Stockholders as of the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

•	Election of ten directors

•	Ratification of KPMG as auditors for fiscal year 2014

•	Approval of an amendment to the 2012 Stock Option and Incentive Plan

•	Approval of the 2014 Key Executive Officers Bonus Plan

•	Advisory vote on executive compensation

•	Transact other business that may properly come before the Annual Meeting

Voting Matters

Proposal No.	Matter	Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR EACH DIRECTOR NOMINEE	5
2	Ratification of KPMG as Auditor for Fiscal Year 2014	FOR	47
3	Approval of an amendment to the 2012 Stock Option and Incentive Plan	FOR	49
4	Approval of the 2014 Key Executive Officers Bonus Plan	FOR	58
5	Advisory Vote on Executive Compensation	FOR	61

Board Nominees

The following table provides summary information about each of our director nominees. At the 2011 Annual Meeting of Stockholders, our stockholders approved, upon recommendation of our Board of Directors (the “Board”), amendments to Article Eighth of our Restated Certificate of Incorporation and Article III of our Bylaws to provide that directors shall be elected on an annual basis. The amendments became effective upon our filing a Certificate of Amendment with the Delaware Secretary of State on December 12, 2011. As a result of the stockholder approval of such amendments, each director nominee will be elected for a one year term. Each director is elected by a majority of the votes cast. After careful consideration, the Board has determined that it is in the best interests of our company to continue to have one vacancy on our Board following the election of directors at our Annual Meeting.

Name	Age	Director Since	Occupation	Experience/Qualification	Independent
Adriane M. Brown(1)	55	2013	President and Chief Operating Officer, Intellectual Ventures	• Leadership • Strategy • Innovation/Technology • Operations	X
John W. Diercksen(3)	64	2013	Former Executive Vice President, Verizon Communications	• Strategy • Finance & Accounting	X
Ann McLaughlin Korologos(2)	71	1995	Former Chairman, Rand Corporation Board of Trustees; Chairman Emeritus of the Aspen Institute	• Corporate Governance • Leadership/Succession • Risk Management • Regulatory and Governmental Affairs	X
Dr. Jiren Liu	58	2009	Chairman & CEO, Neusoft Corporation	• Strategy • Leadership • Innovation/Technology • Emerging Markets
Edward H. Meyer(1)(2)	86	1990	Chairman & CEO, Ocean Road Advisors, Inc.	• Corporate Governance • Marketing • Capital Markets/ Allocation • Executive Compensation	X
Dinesh C. Paliwal	55	2007	Chairman, CEO & President, Harman International Industries, Incorporated	• Leadership/Succession • Strategy • Global Operations • Innovation/Technology
Kenneth M. Reiss(2)(3)	70	2008	Former Managing Partner, Ernst & Young	• Corporate Governance • Finance & Accounting • Risk Management	X
Hellene S. Runtagh(1)(3)	65	2008	Former President & CEO, Berwind Group	• Leadership • Operations/Audit • Information Technology	X
Frank S. Sklarsky(1)(3)	56	2012	CFO and Executive Vice President, PPG Industries, Inc.	• Leadership • Finance & Accounting • Strategy • Automotive	X
Gary G. Steel(1)(2)	60	2007	Head of Group HR, ABB Ltd.	• Executive Compensation • Talent/Succession • Leadership	X

(1)	Member of Compensation and Option Committee
(2)	Member of Nominating and Governance Committee
(3)	Member of Audit Committee

With the exception of Dr. Liu, no director nominee, all of which are current directors, attended fewer than 75% of the board meetings and committee meetings on which he or she sits during fiscal year 2013.

Auditors

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of KPMG as our independent auditor for fiscal year 2014. Set forth below is summary information with respect to KPMG’s fees for services provided in fiscal years 2013 and 2012.

Type of Fees	Fiscal Year 2013	Fiscal Year 2012
Audit fees	$5,052,000	$4,685,482
Audit-related fees	172,000	145,078
Tax fees	980,000	638,488
All other fees	38,000	43,515

Total	$6,242,000	$5,512,563

Amendment to the 2012 Stock Option and Incentive Plan

We are asking our stockholders to approve an amendment to our 2012 Stock Option and Incentive Plan (the “2012 Incentive Plan”) that would (a) increase the number of shares of Common Stock available for future awards under the 2012 Incentive Plan by 2,869,821 shares and (b) modify certain share counting provisions. The 2012 Incentive Plan was approved by our stockholders in 2011 and is designed to attract, motivate and retain executives, key employees and non-officer directors. Our competitive compensation programs are designed to reinforce our pay-for-performance culture and rely heavily on equity grants for our executives and eligible key employees under the 2012 Incentive Plan. The Compensation and Option Committee of our Board (“Compensation Committee”) believes that the increase in the aggregate number of shares available for future grants under the 2012 Incentive Plan is appropriate to permit the grant of equity awards at expected levels for the next three years. If the amendment to the 2012 Incentive Plan is not approved by our stockholders, it will be of no effect and the amount of shares available for issuance under the 2012 Incentive Plan will remain unchanged, although we may have insufficient shares available for future awards which may result in the use of cash-settled or cash-based long-term incentives rather than equity. Consequently, the Board recommends that you vote FOR the proposal to approve the amendment to the 2012 Stock Plan to (a) increase the number of shares available for awards under the plan and (b) modify certain share counting provisions.

Approval of 2014 Key Executive Officers Bonus Plan

We are asking our stockholders to approve the 2014 Key Executive Officers Bonus Plan (the “2014 Key Executive Plan”) in order to allow the Compensation Committee to have discretion to grant awards which qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code requires that stockholders approve (or re-approve) the performance criteria under a Section 162(m) qualified plan every five years in order to continue granting performance-based awards that qualify as performance-based compensation pursuant to Section 162(m). Approval of this proposal will constitute approval of the material terms of the performance goals and award limits for performance-based awards, which will allow our company the opportunity to make awards under the 2014 Key Executive Plan that are tax deductible in compliance with the “performance-based” compensation exception to Section 162(m) of the Code and permit our company to claim an income tax deduction for the payment of such awards.

The purpose of the 2014 Key Executive Plan is to attract and retain key executives and to provide them with incentives for superior performance. As compared to the 2008 Key Executive Plan, the new plan would (i) increase the maximum cash award payable to any plan participant during a fiscal year from $3 million to $5 million and (ii) limit a participant’s award amount upon a change in control to a pro-rated amount of the participant’s target award amount. The Board recommends that you vote FOR the proposal to approve the 2014 Key Executive Plan.

Executive Compensation Advisory Vote

We are asking our stockholders to approve on an advisory basis our named executive officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving our company’s goals of recognizing financial and operating performance and leadership excellence, and aligning our executives’ long-term interests with those of our stockholders.

Executive Compensation Elements

Type	Form	Terms

Equity	• 2/3 Performance-vested restricted share units (“Performance RSUs”) at maximum achievement • 1/3 Time-vested restricted share units (“RSUs”)	• Performance RSUs have a three-year performance period with three objective performance measures • RSUs generally vest on the third anniversary of the date of grant

Cash	• Salary	• Increases must be approved by the Compensation and Option Committee and/or the Board

	• Annual incentive compensation	• Based on quantitative and qualitative performance goals

Retirement	• Supplementary pension (CEO and Mr. Augsburger only)	• Ten year vesting, payable at or after age 55. As of September 2008, our company no longer offers this benefit to newly hired or newly appointed executive officers

Severance	• Severance payable upon termination of employment in certain specified circumstances or upon a change in control	• Severance benefit ranges from a multiple of one time base salary plus pro rata bonus to three times base salary plus full bonus

Other	• Perquisites	• Supplemental life insurance, car allowances, Harman products at cost, legal services

Other Key Compensation Features

•	Executive share ownership requirements (five times base salary for CEO, and three times base salary for all other executive committee members)

•	“Double trigger” event required for severance benefits for the majority of our executive officers upon a change in control

•	Only CEO and CFO entitled to tax “gross-ups” for excise taxes in the event of a change in control (our company has discontinued this practice)

•

Clawback Policy permits recovery of any incentive compensation paid to a current or former executive officer in the event of a material negative accounting restatement of our financial statements due to material noncompliance by our company with any financial reporting requirement under the securities laws

Basis for Compensation Decisions

Fiscal year 2013 was a challenging year for our company. Net sales in fiscal year 2013 were $4.3 billion, down two percent from the prior year due primarily to lower automotive sales resulting from the recession in Europe and delays in capital projects in the U.S. and China. However, net sales for the fourth quarter of fiscal year 2013 were $1.182 billion, an increase of eight percent compared to the same period last year, as all three of our divisions reported sales increases. This increase in net sales was due to a number of strategic measures implemented by our management team to create sustainable stockholder value, including the expansion of recent platform launches in the Infotainment Division, growth in home and multimedia products in the Lifestyle Division, and the expansion of the Professional Division’s product portfolio into lighting and stronger professional audio sales. Moreover, our investment in emerging markets resulted in continued strong revenue growth. In fiscal year 2013, our sales increased in these emerging markets to $550.3 million, an increase of $21.7 million, or 4.1 percent, over fiscal year 2012. In addition, during the fourth quarter of fiscal year 2013, we continued to return value to our stockholders by doubling our dividend and authorizing the repurchase of up to an additional $200 million of our common stock.

Our executive compensation philosophy continues to focus on pay-for-performance. As a result, compensation increases, if any, for our executive officers are generally tied to our company’s performance, external benchmark data and each executive’s contributions to that performance through their respective responsibilities. At the same time, we balance our annual guaranteed pay with at-risk pay so as to mitigate excessive risk taking to our company.

Key Changes to Compensation Program to Enhance Pay-For-Performance for Fiscal Year 2014

•	Increased executive share ownership requirements to six times base salary for CEO.

•

Increased the weighting on Performance RSUs from 50% of target long-term incentives to 60% of target long-term incentives, and decreased the weighting on RSUs from 50% of target long-term incentives to 40% of target long-term incentives.

•

Maintained the same three performance metrics (three-year cumulative earnings per share, three-year relative total shareholder return, and three-year average return on invested capital), but determined that return on invested capital would be applied as a modifier, rather than a weighted factor.

2014 Annual Meeting

•	Deadline for stockholder proposals August 26, 2014

v

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

400 Atlantic Street

Stamford, CT 06901

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement provides information in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Harman International Industries, Incorporated (sometimes referred to as “we,” “us,” “our,” or “our company”) for use at our 2013 Annual Meeting of Stockholders or any postponement or adjournment thereof (the “Meeting”). This Proxy Statement also provides information you will need in order to consider and to act upon the matters specified in the accompanying Notice of Annual Meeting of Stockholders.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we will furnish our proxy materials on the Internet. If you receive a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described in this Proxy Statement. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials or vote by telephone, you should follow the instructions for requesting proxy materials included in the Notice.

It is anticipated that the Notice will be sent to Stockholders on or about October 25, 2013. The Proxy Statement and the form of proxy relating to the Meeting will be made available to Stockholders on the date that the Notice is first sent.

Holders of record of our common stock, $0.01 par value per share (“Common Stock”), as of the close of business on October 7, 2013 (the “Record Date”) are entitled to vote at the Meeting. Each stockholder of record as of the Record Date is entitled to one vote for each share of Common Stock held by such stockholder. On October 7, 2013, there were 68,782,764 shares of Common Stock outstanding and entitled to vote.

You cannot vote your shares of Common Stock unless you are present at the Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

•	in writing: sign, date and return the proxy card in the enclosed envelope;

•	by telephone: within the U.S. or Canada, call the toll-free telephone number shown on your proxy card and follow the instructions; or

•	by Internet: visit the website shown on your proxy card and follow the instructions.

You may revoke your proxy at any time prior to the vote at the Meeting by:

•	delivering a written notice revoking your proxy to our company’s Corporate Secretary at the address above;

•	delivering a new proxy bearing a date after the date of the proxy being revoked; or

•	voting in person at the Meeting.

All properly executed proxies, unless revoked as described above, will be voted at the Meeting in accordance with your directions on the proxy. If a properly executed proxy does not provide instructions, the shares of Common Stock represented by your proxy will be voted as follows:

•	FOR the election of each of the ten director nominees to serve until our company’s 2014 Annual Meeting of Stockholders;

•	FOR the ratification of our selection of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year;

•	FOR the approval of an amendment to our 2012 Stock Option and Incentive Plan;

•	FOR the approval of the 2014 Key Executive Officers Bonus Plan;

•	FOR the approval of the compensation paid to our company’s named executive officers; and

•	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Meeting.

A majority of the outstanding shares of Common Stock must be present, in person or by proxy, to constitute a quorum at the Meeting.

Our company’s majority voting policy requires any director nominee in an uncontested election who receives a greater number of votes “against” than votes “for” his or her election to tender his or her resignation promptly following the certification of the election results. The Nominating and Governance Committee of the Board will consider all of the relevant facts and circumstances and make a recommendation to the Board with respect to accepting or rejecting the resignation. Within 90 days, the Board is required to take action with respect to the recommendation and to publicly disclose its decision by issuing a press release. The majority voting policy is more fully described below in “The Board, Its Committees and Its Compensation — Corporate Governance — Majority Voting Policy.”

Those stockholders who fail to return a proxy or attend the Meeting will not have their shares of Common Stock count towards determining any required vote or quorum. Stockholders and brokers returning proxies or attending the Meeting who abstain from voting on the election of our directors will count towards determining a quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions for these matters from its customers, a broker may notify us that it lacks voting authority to vote those shares. These broker non-votes refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. These broker non-votes will be included in determining whether a quorum exists. Your broker is not permitted to vote on your behalf on non-routine matters, which include the election of directors and the advisory vote on executive compensation, unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. The proposal to ratify the appointment of our company’s independent registered public accounting firm is considered a “routine” matter under the New York Stock Exchange rules, which means that your bank, broker or other nominee will have discretionary authority to vote your shares held in street name on that matter. To ensure your shares are voted in the manner you desire, you should instruct your broker, bank or other financial institution before the date of the Meeting on how to vote your shares.

Each of the approval of the amendment to the 2012 Stock Option and Incentive Plan, approval of the 2014 Key Executive Officers Bonus Plan, approval of the advisory vote on executive compensation and ratification of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by stockholders entitled to vote, present in person or represented by proxy at the Meeting. Therefore, abstentions, shares not voted and broker non-votes, if any, will not be treated as votes cast and have no effect on these matters.

If you own shares through our employee retirement savings and investment plan, and you do not direct the trustee of the 401(k) plan to vote your shares, then the trustee will vote the shares credited to your account in the same proportion as the voting of shares for which the trustee receives direction from other participants.

We are soliciting your proxy and will pay the cost of preparing and mailing this Proxy Statement and the enclosed proxy card. Additionally, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of these proxy materials to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

QUESTIONS AND ANSWERS

Q:	Who can attend the Meeting?

A:	All stockholders of record as of the close of business on October 7, 2013 can attend the Meeting.

Q:	What do I need to do to attend the Meeting?

A:	We will be hosting the Meeting live via the Internet. A summary of the information you need to attend the Meeting online is provided below:

•	Any stockholder can attend the Meeting live via the Internet at www.virtualshareholdermeeting.com/HAR2013

•	Webcast starts at 11:00 a.m. Eastern Time

•	Stockholders may vote and submit questions while attending the Meeting on the Internet

•	Please have your 12-Digit Control Number to enter the Meeting

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com

•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-855-449-0991 on the day before the Meeting and the day of the Meeting

•	Webcast replay of the Meeting will be available until December 4, 2014

Q:	Will there be a management presentation at the Meeting?

A:	Management will give a brief presentation at the Meeting.

Q:	If more than one stockholder lives in my household, how can I obtain an extra copy of this Proxy Statement and the Annual Report?

A:	Pursuant to the rules of the SEC, services that deliver our communications to stockholders who hold their shares through a broker or other nominee may deliver to multiple stockholders sharing the same address a single copy of this Proxy Statement and our Annual Report. Upon written or oral request, we will mail a separate copy of this Proxy Statement and our Annual Report to any stockholder at a shared address to which a single copy of each document was delivered. You may contact us with your request by writing to our company’s Corporate Secretary at the following address: 400 Atlantic Street, Suite 1500, Stamford, CT 06901, or by calling (203) 328-3500. We will mail materials you request at no cost to you. You can also access this Proxy Statement and our Annual Report online at https://materials.proxyvote.com/413086.

Q.	How many votes are needed to approve each proposal?

A.	For Proposal No. 1, the election of directors to hold office until the 2014 Annual Meeting of Stockholders, a nominee will be elected if the number of votes cast “For” that nominee exceeds the number of “Against” votes cast for that nominee. The affirmative vote of a majority of the shares which are present at the meeting in person or by proxy and entitled to vote thereon, is required to: ratify the appointment of our independent registered public accounting firm (Proposal No. 2); approve the amendment to our 2012 Stock Option and Incentive Plan (Proposal No. 3); approve the 2014 Key Executive Officers Bonus Plan (Proposal No. 4); and approve, by non-binding vote, our executive compensation (Proposal No. 5). Abstentions and broker non-votes have no effect on the outcome of Proposal Nos. 1, 2, 3, 4 and 5.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Until our 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”), our Board was divided into three classes with each class consisting, as nearly as possible, of one-third of the total number of directors, and with members of each class elected for staggered three-year terms. Commencing with our 2011 Annual Meeting, we opted to declassify our Board and to provide instead for annual elections of all directors for one-year terms. This change was phased in so as to permit incumbent directors to serve out the remainder of the terms for which they were previously elected. As of the Meeting, the Board will be declassified. Stockholders will elect the entire board at the Meeting and subsequent annual meetings, all for one-year terms. This section contains information relating to the ten director nominees.

The nominees for election are Adriane M. Brown, John W. Diercksen, Ann McLaughlin Korologos, Dr. Jiren Liu, Edward H. Meyer, Dinesh C. Paliwal, Kenneth M. Reiss, Hellene S. Runtagh, Frank S. Sklarsky and Gary G. Steel. Each of the nominees for election at the Meeting is currently a director of our company and was selected by the Board as a nominee in accordance with the recommendation of the Nominating and Governance Committee of the Board (“Nominating Committee”). If elected at the Meeting, each of the nominees have consented to serve on the Board and each of the nominees would so serve until the 2014 Annual Meeting of Stockholders and until his or her successor is elected and has been duly qualified, or until such director’s death, resignation or removal.

The Board expects that the nominees will be available for election at the time of the Meeting. If for any reason a nominee should become unavailable for election, the shares of Common Stock voted “For” that nominee by proxy will be voted for a substitute nominee designated by the Board, unless the Board reduces the number of directors or allows that nominee’s director position to remain vacant until a qualified nominee is identified.

In an uncontested election, directors are elected by the vote of a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the Meeting. In a contested election, a plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular Board position is elected for that position. The election of directors at the Meeting is an uncontested election. Therefore, for Proposal No. 1, the election of Adriane M. Brown, John W. Diercksen, Ann McLaughlin Korologos, Dr. Jiren Liu, Edward H. Meyer, Dinesh C. Paliwal, Kenneth M. Reiss, Hellene S. Runtagh, Frank S. Sklarsky and Gary G. Steel as directors, a nominee will be elected if the number of votes cast “For” that nominee exceeds the number of “Against” votes cast for that nominee. Abstentions and broker non-votes will have no effect. In no event may proxies be voted for more than ten nominees.

Directors’ Retirement Policy

On September 11, 2012, our Board approved an amendment to our Corporate Governance Guidelines to implement a retirement policy for our directors. This policy requires directors to retire at the annual meeting immediately following their 75th birthday, unless the Board otherwise grants a waiver to such policy.

Dr. Harald Einsmann will retire from our Board at the Meeting. Dr. Einsmann has been a valuable director and his contributions to our company have given us the benefit of his many years of experience as a corporate leader in Europe and the U.S. Mr. Edward Meyer, the Chairman of the Compensation and Option Committee, has been actively involved in the shareholder engagement process and has made other contributions to the Board in this role. The Board has waived the retirement policy for Mr. Meyer.

Nominees to be Elected at the Meeting

Adriane M. Brown	Director since June 2013

Ms. Brown, age 55, is the President and Chief Operating Officer of Intellectual Ventures, a privately held invention capital firm that focuses on the creation of new inventions and the introduction of new models for monetizing inventions as stand-alone assets. Prior to joining Intellectual Ventures, Ms. Brown worked for Honeywell International, a Fortune 100 publicly traded diversified technology and manufacturing leader serving customers worldwide with aerospace products and services, control technologies for buildings, homes and industry, automotive products, turbochargers and specialty materials. Ms. Brown served as Senior Vice President, Energy Strategy from May 2009 to September 2009 and as President and CEO of Honeywell Transportation Systems from 2005 to 2009. Ms. Brown does not currently serve, and has not served in the last five years, on any other public company boards. She currently serves on the board of directors of the Pacific Science Center, a not-for-profit organization whose mission is to inspire lifelong interest in science, technology and math, and Jobs for America’s Graduates, the nation’s leading drop-out prevention program. Her current term as a director expires at the Meeting.

Ms. Brown’s qualifications to serve on the Board include her extensive expertise and experience in the areas of technology, emerging markets and innovation, as well as the comprehensive management and leadership experience she has gained as the President and Chief Operating Officer of an invention capital firm.

John W. Diercksen	Director since June 2013

Mr. Diercksen, age 64, served as the Executive Vice President — Strategy of Verizon Communications, a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers, from 2012 until September 2013, where he had responsibility for key strategic initiatives related to the review and assessment of potential mergers, acquisitions and divestitures. From 2003 through 2012, Mr. Diercksen was Executive Vice President — Strategy, Development and Planning for Verizon Communications. Mr. Diercksen is a director of Popular, Inc., a leading banking institution in Puerto Rico, and Intelsat, S.A., a communications satellite services provider. His current term as a director expires at the Meeting.

Mr. Diercksen’s qualifications to serve on the Board include his extensive expertise and experience in the areas of strategy and strategic planning, emerging markets and finance and accounting.

Ann McLaughlin Korologos	Director since November 1995

Ms. Korologos, age 71, has served as our Lead Director since May 2008. From April 2004 to April 2009, she served as Chairman of the RAND Corporation Board of Trustees. She is Chairman Emeritus of The Aspen Institute, where she served as Chairman from 1996 to 2000. Ms. Korologos was a Senior Advisor to Benedetto, Gartland & Company, Inc., an investment banking firm, from 1996 to 2005. From 1987 until 1989 she served as the United States Secretary of Labor. Ms. Korologos is a director of Michael Kors Holdings Limited, AMR Corporation and its subsidiary, American Airlines, Inc., Host Hotels & Resorts, Inc., Kellogg Company and Vulcan Materials Company, a provider of construction aggregates. Her current term expires at the Meeting.

Ms. Korologos’ qualifications to serve on the Board include her expertise and experience in the areas of international markets, marketing, regulatory and government affairs, policy making, and social responsibility and reputational issues. She also has significant public company board experience (including specific experience in compensation, diversity, corporate governance and social responsibility).

Dr. Jiren Liu	Director since December 2009

Dr. Liu, age 58, is the founder, Chairman and CEO of Neusoft Corporation, a leading IT solutions and services provider in China founded in 1991. Dr. Liu is also a professor and vice president at the Northeastern University China, serves as vice chairman of the China Software Industry Association, and is a standing member of the Chinese Association of Automation. He does not currently serve, and has not served in the last five years, on any other public company boards. His current term as a director expires at the Meeting.

Dr. Liu’s qualifications to serve on the Board include his extensive expertise and experience in the areas of technology, emerging markets and innovation, as well as the comprehensive management and leadership experience he has gained as the founder and leader of a global technology business.

Edward H. Meyer	Director since July 1990

Mr. Meyer, age 86, has served as Chairman, Chief Executive Officer and Chief Investment Officer of Ocean Road Advisors, Inc., an investment management company, since January 2007. From 1972 to 2006, Mr. Meyer served as Chairman, Chief Executive Officer and President of Grey Global Group, Inc., a global advertising and marketing services company. Mr. Meyer also serves as a director of Retail Opportunity Investments Corp., a REIT that invests in a diverse portfolio of necessity-based retail properties, and National CineMedia, Inc., an in-theater advertising company. Mr. Meyer also served as a director of Ethan Allen Interiors Inc. during the last five years. His current term as a director expires at the Meeting.

Mr. Meyer’s qualifications to serve on the Board include his extensive expertise and experience in the areas of sales, advertising, marketing and investment management. He also has significant public company board experience.

Dinesh C. Paliwal	Director since August 2007

Mr. Paliwal, age 55, has served as our Chairman, Chief Executive Officer and President since July 1, 2008. He joined our company in July 2007 as Vice Chairman, CEO and President. Prior to joining our company, from January 2006 until June 2007, Mr. Paliwal served as President of ABB Ltd., a provider of industrial automation, power transmission systems and services. From January 2004 until June 2007, Mr. Paliwal also served as Chairman and CEO of ABB Inc., and from October 2002 to December 2005 he served as President of ABB Automation. Mr. Paliwal also serves as a director of Bristol-Myers Squibb Company and ADT Corporation. Mr. Paliwal served as a director of Embarq Corporation and Tyco International Ltd. during the last five years. His current term as a director expires at the Meeting.

Mr. Paliwal’s qualifications to serve on the Board include his extensive expertise and experience in the areas of crisis management, international markets, strategy and strategic planning, as well as the comprehensive management and leadership experience he has gained as the head of a global business. He also has significant public company and non-profit board experience.

Kenneth M. Reiss	Director since February 2008

Mr. Reiss, age 70, served as a partner with Ernst & Young LLP, an accounting firm he joined in 1965, from 1977 until his retirement in June 2003. While at Ernst & Young, he also served as Managing Partner for the Assurance and Advisory Practice in the firm’s New York office and served as the lead auditor for several publicly traded companies, including Toys “R” Us, Inc., Staples, Inc., Phillips-Van Heusen, Inc. and Columbia Pictures. Mr. Reiss serves on the board of directors of The Children’s Place and The Wet Seal, Inc., both of which are national specialty retailers. Mr. Reiss also served as a director of Eddie Bauer Holdings, Inc. during the last five years. His current term expires at the Meeting.

Mr. Reiss’ qualifications to serve on the Board include his extensive expertise and experience in the areas of auditing, accounting, finance and risk management. He also has significant public company board experience (including specific experience serving on audit committees).

Hellene S. Runtagh	Director since December 2008

Ms. Runtagh, age 65, formerly served as President and Chief Executive Officer of the Berwind Group from 2001 to 2002, a diversified pharmaceutical services, industrial manufacturing and real estate company. From 1998 through 2000, she served as Executive Vice President of Universal Studios. Prior to joining Universal, Ms. Runtagh spent 25 years at General Electric Company in a variety of leadership positions. Ms. Runtagh also serves on the board of directors of Lincoln Electric Holdings, Inc., a full-line manufacturer and reseller of welding and cutting products, and NeuStar Inc., a provider of clearinghouse services to the communications industry. Ms. Runtagh served as a director of IKON Office Solutions, Inc. during the last five years. Her current term as a director expires at the Meeting.

Ms. Runtagh’s qualifications to serve on the Board include her extensive expertise and experience in the areas of operations, marketing and sales, as well as comprehensive management and leadership experience she gained as a former senior executive for a diverse global business. She also has significant public company board experience (including specific experience serving on audit and compensation committees).

Frank S. Sklarsky	Director since June 2012

Mr. Sklarsky, age 56, is Executive Vice President and Chief Financial Officer of PPG Industries, Inc. Prior to joining PPG Industries he served as the Chief Financial Officer and Executive Vice President of Tyco International Ltd. from December 2010 to September 2012. Prior thereto, from October 2006 to November 2010, Mr. Sklarsky served as Executive Vice President and Chief Financial Officer of Eastman Kodak Co. Mr. Sklarsky served as Chief Financial Officer and Executive Vice President of ConAgra Foods, Inc. from November 2004 to October 2006. Earlier in his career, Mr. Sklarsky spent 20 years with Chrysler in a series of senior financial leadership roles, and he also served in executive finance positions with Dell, Inc. Mr. Sklarsky serves on the Board of Trustees of Rochester Institute of Technology. He is also a certified public accountant. Mr. Sklarsky does not currently serve, and has not served in the last five years, on any other public company boards. His current term as a director expires at the Meeting.

Mr. Sklarsky’s qualifications to serve on the Board include his extensive financial expertise and experience in the automotive industry as well as the comprehensive management and leadership experience he has gained as a senior executive of multiple global businesses.

Gary G. Steel	Director since December 2007

Mr. Steel, age 60, has served as the Head of Group HR and Sustainability and a member of the Group Executive Committee of ABB Ltd. since January 2003. Prior to joining ABB Ltd., Mr. Steel served in various executive positions with Royal Dutch Shell plc, including Human Resources Director for Global Finance for Shell International B.V., a wholly owned subsidiary of Royal Dutch Shell plc. Mr. Steel currently serves on the board of directors of publicly listed ABB subsidiaries in India and Sweden. His current term as a director expires at the Meeting.

Mr. Steel’s qualifications to serve on the Board include his extensive expertise and experience in human resources, executive compensation matters, talent development, succession planning, and benefits administration, as well as the comprehensive management and leadership experience he has gained as a senior executive for a global organization.

The Board recommends a vote FOR election of each of the nominees.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

The Board of Directors

The Board currently consists of 11 directors, with one current member, Dr. Harald Einsmann, retiring from the Board as of the Meeting. The Board has determined that all ten of the non-management directors are independent directors, except for Dr. Jiren Liu, and that one director is a current member of our senior management. With the exception of Dr. Jiren Liu, each of our non-management directors meets the qualifications for independence under the listing standards of the New York Stock Exchange. Following the Meeting, the Board will consist of ten members, eight of whom are independent. Dr. Einsmann will not serve as a director after the Meeting. There are no family relationships among any directors or executive officers of our company.

Director Compensation

Process

The Compensation and Option Committee is responsible for annually reviewing and making recommendations to the Board regarding the compensation of our non-management directors.

Fiscal 2013 Compensation

For services rendered during fiscal 2013, non-management directors received an annual retainer fee of $70,000, plus $1,500 for each Board or committee meeting attended. The chairperson of each of the Board’s standing committees received an additional annual retainer fee as follows: Audit Committee ($25,000), Compensation and Option Committee ($15,000) and Nominating Committee ($10,000). The Lead Director received an additional annual retainer fee of $25,000. We do not pay fees to directors who are officers of our company or our subsidiaries. We reimburse all directors for expenses incurred in attending Board and committee meetings.

On the date of our 2012 Annual Meeting of Stockholders, each then-current non-management director (except for Mr. Sklarsky) received a restricted share unit (“RSU”) grant equal to $125,000 divided by the closing price of our Common Stock on December 5, 2012. All of these RSUs were granted under the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (the “2012 Incentive Plan”). Each RSU vests at a rate of one-third per year commencing on the first anniversary of the grant date.

The following table sets forth compensation earned by each of our non-management directors for his or her service as a director during fiscal 2013.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total
Adriane M. Brown(4)	$0	$199,969	$199,969
Brian F. Carroll(5)	44,000	0	44,000
John W. Diercksen(4)	0	199,969	199,969
Dr. Harald Einsmann	94,000	124,989	218,989
Ann McLaughlin Korologos	133,500	124,989	258,489
Dr. Jiren Liu	79,000	124,989	203,989
Edward H. Meyer	121,000	124,989	245,989
Kenneth M. Reiss	135,500	124,989	260,489
Hellene S. Runtagh	103,000	124,989	227,989
Frank S. Sklarsky	92,500	199,969	292,469
Gary G. Steel	101,500	124,989	226,489

(1)	Includes annual retainer and meeting attendance fees paid to each non-management director for his or her service as a director during fiscal 2013, and additional annual retainer fees paid to the Lead Director and the chairperson of each committee of the Board.
(2)

On December 5, 2012, each non-management director (except Ms. Brown, Mr. Diercksen and Mr. Sklarsky) received an RSU grant of 3,120 shares of our Common Stock. The grant date fair value of each award, calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, was

$124,989. On June 25, 2013, Ms. Brown and Mr. Diercksen each received an RSU grant of 4,096 shares of our Common Stock upon joining our Board. The grant date fair value of each of Ms. Brown and Mr. Diercksen’s awards was $199,969. As of June 30, 2013, the number of outstanding RSUs held by each of our non-management directors was as follows: Ms. Brown (4,096 shares), Mr. Diercksen (4,096 shares), Dr. Einsmann (6,041 shares), Ms. Korologos (6,041 shares), Dr. Liu (6,041 shares), Mr. Meyer (6,041 shares), Mr. Reiss (6,041 shares), Ms. Runtagh (6,041 shares), Mr. Sklarsky (3,593 shares) and Mr. Steel (6,041 shares). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. See Note 14, Shareholders’ Equity and Share-Based Compensation, to our consolidated financial statements in our Form 10-K for the fiscal year ended June 30, 2013, for information regarding the assumptions made in determining these values.
(3)	As of June 30, 2013, the number of outstanding stock options held by each of our non-management directors was as follows: Dr. Einsmann (13,000 shares), Ms. Korologos (37,000 shares), Mr. Meyer (37,000 shares), Mr. Reiss (8,000 shares), and Mr. Steel (8,000 shares). Our company ceased granting stock options to non-management directors after December 2007.
(4)	Ms. Brown and Mr. Diercksen joined the Board on June 25, 2013.
(5)	Mr. Carroll left the Board at the end of his term on December 5, 2012.

Corporate Governance

The Board and senior management believe that one of their primary responsibilities is to promote a culture of ethical behavior throughout our company by setting examples and by displaying a sustained commitment to instilling and maintaining deeply ingrained principles of honesty and decency. Consistent with these principles we have, among other things, adopted:

•	written charters for our Audit Committee, Compensation and Option Committee and Nominating Committee;

•	Corporate Governance Guidelines that describe the principles under which the Board operates;

•	a Code of Ethics for Senior Management and the Board, a Code of Ethics and Conflicts of Interest Policy for Members of the Board, and a Code of Business Conduct applicable to all our employees;

•

prohibition on hedging — our Insider Trading Policy expressly prohibits directors and employees from engaging in short sales of our Common Stock or buying or selling puts, calls or similar instruments in connection with our Common Stock; and

•	a Majority Voting Policy that requires our directors to submit their resignation if they do not receive a majority of votes “For” their election.

The committee charters, corporate governance guidelines, ethics codes and majority voting policy are available on our website (www.harman.com) in the Corporate Governance section of the Investors page. Copies of these documents are also available upon written or oral request to our Corporate Secretary. We will post information regarding any amendment to, or waiver from, our Code of Ethics for Senior Management and the Board on our website under the Corporate Governance section of the Investors page.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board expects to adopt changes to policies and practices that are in the best interests of our company and as appropriate to comply with any new requirements of the SEC or the New York Stock Exchange.

Director Independence

As part of our Corporate Governance Guidelines, we have established a policy requiring a majority of the members of the Board to be independent. The Board has also adopted a policy establishing independence standards to assist the Board in determining the independence of the non-management directors. Those standards reflect, among other things, the requirements under the listing standards of the New York Stock Exchange. The independence standards for non-management directors are available on our website under the Corporate Governance section of the Investors page.

In making its independence determinations, the Board considered transactions that occurred in fiscal 2013 between our company and entities associated with the non-management directors or members of their respective immediate families. All identified transactions that appeared to relate to our company and a family member of, or entity with a known connection to, a non-management director were presented to the Board for consideration. The Board considered the transactions in the context of the New York Stock Exchange objective standards, the special standards established by the SEC for members of audit committees, and the SEC and U.S. Internal Revenue Service standards for compensation committee members. Based on all of the foregoing, as required by the New York Stock Exchange rules, the Board made a determination on September 11, 2013 that Dr. Liu was not independent of our company within the meaning of the New York Stock Exchange listing standards. Such determination was based on Dr. Liu’s position as the Chairman and CEO of Neusoft Corporation and the fact that our company paid Neusoft Corporation and its related entities more than 1% of its revenue in fiscal 2013 for engineering and software development services rendered to our company. The Board determined that no other relationships exist that, in the opinion of the Board, would impair any other director’s independence.

The Board has determined that each of Ms. Brown, Mr. Diercksen, Dr. Einsmann, Ms. Korologos, Mr. Meyer, Mr. Reiss, Ms. Runtagh, Mr. Sklarsky and Mr. Steel, is independent of our company and our management within the meaning of the New York Stock Exchange listing standards and satisfies our independence standards. Following the Meeting, the Board will consist of ten members, eight of whom are independent, one of whom is a member of our senior management and one vacancy. Dr. Einsmann will not serve as a director after the Meeting and, accordingly, will not be a member of the Audit Committee after the Meeting. There are no family relationships among any directors or executive officers of our company.

Majority Voting Policy

Under our majority voting policy, in an uncontested election of directors, any nominee who receives a greater number of votes “Against” than votes “For” his or her election will, promptly following the certification of the stockholder vote, tender his or her written resignation to the Board for consideration by the Nominating Committee. The Nominating Committee will consider the resignation and will make a recommendation to the Board concerning whether to accept or reject it.

In determining its recommendation to the Board, the Nominating Committee will consider all factors it deems relevant, which may include:

•	the stated reason or reasons why stockholders who cast “Against” votes for the director did so;

•

the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity); and

•	whether the director’s resignation from the Board would be in our best interests and the best interests of our stockholders.

The Nominating Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as it deems appropriate, which may include:

•	acceptance of the resignation;

•	rejection of the resignation; or

•

rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Nominating Committee to have substantially resulted in the “Against” votes.

Under our majority voting policy, the Board will take formal action on the recommendation no later than 90 days following the certification of the results of the stockholders’ meeting. In considering the recommendation, the Board will consider the information, factors and alternatives considered by the Nominating Committee and any additional information that the Board deems relevant. We will publicly disclose the Board’s decision promptly after the decision is made in a press release. If applicable, the Board will also disclose the reason or reasons for rejecting the tendered resignation.

Non-Employee Director Stock Ownership

In fiscal 2012, we adopted revised Stock Ownership Guidelines for Non-Employee Directors. The guidelines recommend that non-management directors should, upon the later of (a) three years after the date of original adoption of the updated guidelines or (b) three years after becoming a Director, own and hold shares of Common Stock equal in value to the lesser of:

•	three times the Director’s annual cash retainer; or

•	7,000 shares.

Communications with the Board

Stockholders and other interested parties may communicate with the Board, the non-management directors, any of the committees of the Board or specific directors by mail addressed to: Board of Directors, c/o Harman International Industries, Incorporated, 400 Atlantic Street, Suite 1500, Stamford, Connecticut 06901, Attn: General Counsel. The mailing envelope should also clearly indicate whether the communication is intended for the Board, the non-management directors, any of the committees of the Board or a specific director. The General Counsel or the Head of Internal Audit will review all these communications and will, within a reasonable period of time after receiving the communications, forward all communications to the appropriate director or directors, other than those communications that are merely solicitations for products or services or relate to matters that are of a type that are clearly improper or irrelevant to the functioning of the Board or the business and affairs of our company.

Board Meetings

The Board held ten meetings during fiscal 2013. With the exception of Dr. Liu, each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served during the period he or she was a director in fiscal 2013. The Board has established a policy that the non-management directors meet in executive session, without members of our management present, at each regularly scheduled meeting of the full Board.

The following table provides a summary of the membership of each of the standing committees of the Board as of June 30, 2013.

Name	Audit	Compensation and Option	Nominating and Governance
Adriane M. Brown(1)	—	—	—
John W. Diercksen	Member	—	—
Dr. Harald Einsmann(2)	Member	—	—
Ann McLaughlin Korologos	—	—	Chair
Edward H. Meyer	—	Chair	Member
Kenneth M. Reiss	Chair	—	Member
Hellene S. Runtagh	Member	Member	—
Frank S. Sklarsky	Member	Member	—
Gary G. Steel	—	Member	Member

(1)	Ms. Brown was appointed to serve as a member of the Compensation and Option Committee on September 11, 2013.
(2)	Dr. Einsmann will not serve as a director after the Meeting, and, accordingly, will not be a member of the Audit Committee after the Meeting.

Annual Meetings of Stockholders

As part of our Corporate Governance Guidelines, the Board has adopted a policy that each director is expected to make reasonable efforts to attend our stockholders’ meetings. All Board members who were directors at the time of the meeting attended our 2012 Annual Meeting of Stockholders.

Audit Committee

During fiscal 2013, the Audit Committee held eight meetings. The Board has determined that each member of the Audit Committee is independent under the New York Stock Exchange listing standards and each is financially literate and experienced in financial matters. The Board has also determined that Mr. Reiss is an “audit committee financial expert” within the meaning of applicable SEC regulations.

The Audit Committee assists the Board in its oversight of our financial reporting, focusing on the integrity of our company’s financial statements, our compliance with legal and regulatory requirements, and the qualifications and independence of our independent auditor. The Audit Committee’s primary responsibilities include:

•	acting as the direct contact with our independent auditor, who is ultimately accountable to the Audit Committee and the Board;

•	appointing the independent auditor, setting the terms of compensation and retention for the independent auditor, and evaluating and overseeing the work of the independent auditor;

•	pre-approving all audit and non-audit services provided to our company by the independent auditor;

•	oversight over the audit scope and performance of the internal audit function;

•	oversight over our company’s ethics and compliance programs;

•	evaluating and discussing with management and the Board our company’s risk assessment and risk management processes; and

•	acting in respect of all other matters as to which Audit Committee action is required by law or New York Stock Exchange listing standards.

The Audit Committee’s responsibilities and key practices are more fully described in its written charter. A report of the Audit Committee appears on page 48 of this Proxy Statement.

Compensation and Option Committee

During fiscal 2013, the Compensation and Option Committee held five meetings. Each member of the Compensation and Option Committee is independent under the New York Stock Exchange listing standards.

The Compensation and Option Committee assists the Board in overseeing executive compensation and administers our executive bonus, option and incentive, deferred compensation and retirement plans. The Compensation and Option Committee’s primary responsibilities include:

•	establishing our company’s executive compensation philosophy;

•	annually reviewing and benchmarking CEO compensation, and recommending to the Board the compensation level for the CEO;

•	annually reviewing, benchmarking and establishing compensation levels for our executive officers and reviewing executive compensation matters generally;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	making recommendations to the Board with respect to approval and adoption of all cash and equity-based incentive plans;

•	reviewing and approving the Compensation Discussion and Analysis to be included in the annual proxy statement; and

•	approving awards of options, restricted shares, RSUs and other equity rights to executive officers.

The Compensation and Option Committee’s responsibilities and key practices are discussed more fully in its written charter. A report of the Compensation and Option Committee appears on page 33 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

Edward H. Meyer, Brian F. Carroll, Hellene S. Runtagh, Frank S. Sklarsky and Gary G. Steel served as members of the Compensation and Option Committee in fiscal 2013. Effective as of December 7, 2012 Mr. Carroll was no longer a member of the Compensation and Option Committee. During fiscal 2013, no member of the Compensation and Option Committee was an employee, officer or former officer of our company. None of our executive officers served in fiscal 2013 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of the Board or the Compensation and Option Committee. Dinesh Paliwal, our CEO, was serving as a director of Tyco International Ltd. at the time Mr. Sklarsky joined our Board and our Compensation and Option Committee on June 25, 2012. Mr. Paliwal continued to serve as a director of Tyco International Ltd. until his resignation from that board on October 1, 2012. During such time, Mr. Sklarsky was the Chief Financial Officer and Executive Vice President of Tyco International Ltd. Mr. Paliwal was not a member of Tyco International Ltd.’s compensation committee. Other than the foregoing, none of our executive officers served in fiscal 2013 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of the Board or the Compensation and Option Committee. As described below under “Certain Relationships and Related Person Transactions,” Dr. Jiren Liu is Chairman and CEO of Neusoft Corporation, a company to which we made more than $120,000 in payments during fiscal 2013 for services rendered pursuant to an engineering and software development services agreement.

Nominating and Governance Committee

During fiscal 2013, the Nominating Committee held four meetings. Each member of the Nominating Committee is independent under the New York Stock Exchange listing standards.

The Nominating Committee assists the Board in carrying out its oversight responsibilities relating to the composition of the Board and certain corporate governance matters. The Nominating Committee’s primary responsibilities include:

•

considering and making recommendations to the Board with respect to nominees for election to the Board consistent with criteria approved by the Board or the Nominating Committee, including director candidates submitted by our stockholders;

•	periodically reviewing and assessing our policies and practices with regard to corporate responsibility, human health and safety, sustainability and the environment;

•	annually reviewing and reassessing the adequacy of our codes of conduct, corporate governance guidelines and committee charters;

•	overseeing the process for the annual performance evaluation of the Board, Board committees and CEO; and

•	reviewing the independence of each of the directors annually.

The Nominating Committee’s responsibilities and key practices are more fully described in its written charter.

Board Role in Respect of CEO Compensation

The Compensation Committee makes recommendations to the Board regarding the CEO’s compensation level, and the Board makes all final decisions regarding CEO compensation. The Board approves the CEO’s goals and objectives for the upcoming fiscal year, assesses the CEO’s performance in the current fiscal year against the goals and objectives for such fiscal year and approves the CEO’s compensation for the upcoming fiscal year. The CEO is not involved in the approval process for his compensation.

Board Leadership Structure

The current Board Chairman is also the current CEO of our company. In addition, in May 2008 the non-management directors designated Ann McLaughlin Korologos as Lead Director. In this role, Ms. Korologos is responsible for chairing executive sessions and other meetings of the Board, with and without the participation of the Chairman. Our Lead Director sets the agenda for Board meetings and ensures that all topics proposed by the other directors are considered for debate and discussion. Our Lead Director also conducts the CEO’s performance appraisal at the end of each fiscal year and reviews the CEO’s performance goals and objectives for the new fiscal year. In preparation for these reviews with the CEO, all non-management directors provide their input to the Lead Director. Following the review sessions with the Lead Director, our CEO holds an in-person performance appraisal presentation and discussion with the Board. The Board designates the Lead Director on an annual basis.

The non-management directors believe that our company’s current model of the combined Chairman/CEO role in conjunction with the Lead Director position is the appropriate leadership structure for our company at this time. The non-management directors believe that each of the possible leadership structures for a board has its particular advantages and disadvantages, which must be considered in the context of the specific circumstances, culture and challenges facing a company, and that such consideration is the responsibility of a company’s board and requires a diversity of views and experiences. The combined Chairman/CEO model is a leadership model that has served our stockholders well for many years and through a succession of effective leaders.

The non-management directors of the Board believe that the combined Chairman/CEO position, together with the Lead Director, has certain advantages over other board leadership structures and continues to best meet our company’s current needs, including:

•	efficient communication between management and the Board;

•	clear delineation of the Lead Director’s and other non-management directors’ oversight role from the Chairman/CEO’s and other management’s day-to-day operations role;

•	clarity for our company’s key stakeholders on corporate leadership and accountability; and

•	the Board Chairman possessing the best knowledge of our company’s strategy, operations and financial condition and, in turn, the ability to communicate that to external stakeholders.

The Nominating Committee and the other non-management directors periodically review this structure to ensure it is still appropriate for our company, especially in the context of future succession plans.

Board Oversight of Risk Management

Management is responsible for day-to-day enterprise risk management. In its oversight role regarding enterprise risk management, the Board reviews and approves our company’s long-term strategic plan and annual operating plan. We face risk in many different areas, including business strategy; government regulation; financial condition; credit and liquidity; product innovation; competition for talent; executive development; operational efficiency; quality assurance; environmental, health and safety; supply chain management; information technology and security; intellectual property; and legal compliance, among many others. The Board believes that oversight of risk management is the responsibility of the full Board.

In carrying out this critical responsibility, the Board meets with key members of management with primary responsibility for management of risk in their respective areas of responsibility, including our CEO, Chief Financial Officer, Chief Human Resources Officer, General Counsel, Head of Internal Audit, and the presidents of each of our three divisions. Each year, management compiles a comprehensive risk assessment report and reviews that report with the Board during regular Board meetings. The report identifies the material business risks for our company, indicates the senior management owners of such risks, and identifies factors that respond to and mitigate those risks. Throughout the year, the Board dedicates a portion of each meeting to review and discuss specific risk topics in greater detail.

Executive Succession Planning

The Board and our CEO have developed a comprehensive program for emergency and long-term executive succession, which the Board reviews with our CEO annually. Consistent with our culture, our goal is to always be in a position to appoint our most competent senior executives from within our company. Individuals who are identified as having potential for senior executive positions are evaluated by the Board. The careers of such persons are developed to ensure that over time they have appropriate assignments, exposure to the Board and exposure to our diverse global business. These individuals interact with the Board in various ways, including through participation in certain Board meetings and other Board-related activities and meetings with individual directors, both in connection with director visits to our business units around the world and otherwise.

We believe that the Board fully understands our culture and strategic needs and that our succession program should ensure a smooth transition with respect to senior executive appointments.

Director Nominees

The Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. The committee may consider candidates recommended by our directors, members of management, professional search firms or stockholders. These candidates may be considered at any point during the year.

Qualifications

The Board has charged the Nominating Committee to make recommendations regarding an appropriate board composition to support and adjust to our company’s strategy and operations over time. The Nominating Committee reviews annually with the Board the size, function and needs of the Board and our company. In evaluating nominees for election as a director, the Nominating Committee considers a number of factors, including the following:

•	personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community and otherwise;

•	reputation in a particular field or area of expertise;

•	current knowledge and contacts in the markets in which we do business and in our industry and other industries relevant to our business;

•	the ability and willingness to participate fully in Board activities, including attendance at, and active participation in, Board and committee meetings;

•

the skills and personality of the nominee and how the Nominating Committee perceives the nominee will fit with the existing directors and other nominees in maintaining a board that is collegial and responsive to the needs of our company and our stockholders;

•	the willingness to represent the best interests of all of our stockholders and not just one particular constituency;

•	age of the nominee; and

•	diversity of viewpoints, culture, background and experience, compared to those of existing directors and other nominees.

The Board also seeks men and women that have a wide range of experiences at policy-making levels in business, government, education and technology and in areas that are relevant to our company’s global activities. The Nominating Committee also endeavors to ensure that the Board includes a number of financially literate directors and at least one director who qualifies as a financial expert.

The Nominating Committee will also consider other criteria for director candidates included in our Corporate Governance Guidelines or as may be established from time to time by the Board.

We believe that our current Board is well-qualified to lead our company’s efforts to achieve our long-term strategy. The combined experience of our directors covers all areas of expertise and competency identified by the Nominating Committee.

Stockholder Recommendations

The Nominating Committee will evaluate director candidates recommended by a stockholder in the same manner as candidates otherwise identified by the Nominating Committee. We have never received any recommendations for director candidates from stockholders. In considering director candidates recommended by our stockholders, the Nominating Committee will also take into account such factors as it considers relevant, including the length of time that the submitting stockholder has been a stockholder of our company and the aggregate amount of the submitting stockholder’s investment in our company.

Stockholders may recommend candidates at any time but to be considered by the Nominating Committee for inclusion in our proxy statement for the next annual meeting of stockholders, recommendations must be submitted in writing no later than 120 days before the first anniversary of the date the proxy statement was mailed to stockholders in connection with the previous year’s annual meeting. A stockholder’s notice must contain, among other information, the following:

•

the name of the director candidate, the name of the stockholder recommending the director candidate for consideration, and the written consent of the director candidate and stockholder to be publicly identified;

•	a written statement by the director candidate agreeing to be named in our proxy materials and to serve as a member of the Board if nominated and elected;

•

a written statement by the director candidate and the recommending stockholder agreeing to make available to the Nominating Committee all information reasonably requested in connection with the Nominating Committee’s consideration of the director candidate; and

•

the director candidate’s name, age, business and residential addresses, principal occupation or employment, number of shares of Common Stock and other securities of our company beneficially owned, a curriculum vitae or similar document detailing personal and professional experiences and accomplishments, and all other information relating to the director candidate that would be required to be disclosed in a proxy statement or other filing made in connection with the solicitation of proxies for the election of directors by SEC regulations and the New York Stock Exchange listing standards.

The stockholder’s notice must be signed by the stockholder recommending the director candidate for consideration and sent to the following address: Harman International Industries, Incorporated, 400 Atlantic Street, Suite 1500, Stamford, Connecticut 06901, Attn: Corporate Secretary (Nominating and Governance Committee Communication/Director Candidate Recommendation).

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation and Option Committee (the “Compensation Committee”) has made under those programs and the factors considered in making those decisions. This CD&A focuses on the compensation of our Named Executive Officers (“NEOs”) for fiscal 2013, who were:

Name	Title
Dinesh C. Paliwal	Chairman, Chief Executive Officer, and President (the “CEO”)
Herbert K. Parker	Executive Vice President and Chief Financial Officer (the “CFO”)
Blake Augsburger	Executive Vice President and President — Professional Division
Sachin Lawande	Executive Vice President and President — Infotainment Division
Michael Mauser	Executive Vice President and President — Lifestyle Division

We have organized this CD&A into the following sections:

I.	Performance Context

II.	Compensation Program Summary

III.	Process for Determining Compensation

IV.	Compensation Program Details

V.	Compensation Risk Assessment

Performance Context

Fiscal year 2013 was a challenging year for our company. Net sales in fiscal year 2013 were $4.3 billion, down two percent from the prior year due primarily to lower automotive sales resulting from the recession in Europe and delays in capital projects in the U.S. and China. Despite these challenges in our business, we were able to achieve several significant accomplishments during fiscal year 2013:

•	Our fourth quarter net sales were up 8% to $1.182 billion, due to a number of strategic measures implemented by our management team;

•	We delivered fiscal 2013 non-GAAP EPS of $3.07, an increase of 5% over fiscal 2012;

•	We doubled our dividend from $0.30 per share to $0.60 per share and announced that in fiscal 2014 we would again double our dividend from $0.60 per share to $1.20 per share;

•	We continued expansion of our global footprint into the emerging markets;

•	Fiscal 2013 sales increased in the emerging markets by 4.1% over fiscal 2012;

•	We increased our share buyback authorization by $200 million;

•	Through the end of fiscal 2013, we generated a return to stockholders of 39% over a one-year period and compound annual return of 23% over a three-year period; and

•	We expanded our patent portfolio with over 500 new patents and patent applications, an indication of long-term value creation.

Compensation Program Summary

Our compensation program is designed to:

•	Reward for performance against goals that we believe are the key drivers of long-term stockholder value;

•	Align executives directly with our stockholders; and

•	Attract, retain, and motivate top executive talent.

In order to achieve these objectives, compensation is delivered through a mix of fixed and variable pay elements, summarized below and discussed further in the “Compensation Program Details” section of this CD&A.

Overview of Fiscal 2013 Program and Changes for Fiscal 2014

Element	Description	Objective	Key Changes for Fiscal 2014
Base salary	• Set based on each executive’s role, responsibilities and performance • Data on comparable positions in the market used as context	• Provide a competitive level of fixed compensation to achieve attraction and retention objectives	• No changes for CEO or CFO • 0%, 3% and 10% salary increases for each of the other NEOs
Annual incentive

•    Annual cash incentive opportunity

•    Can range from 0% to 150% of the target award for the CEO and from 0% to 200% of the target award for the other NEOs, based on performance

•    Financial performance measures:

•    Revenue (weighted 30%)

•    Earnings before interest and taxes (“EBIT”, weighted 40%)

•    Free Cash Flow (weighted 30%)

•    The CEO is tied 100% to company financial performance measures; awards for other NEOs may be adjusted to reflect their individual performance

•    Goals are set by the Compensation Committee in the first quarter each year, and are set considering guidance provided to investors

•    Align executives with the operating performance of our company

•    Drive profitable growth through a combination of revenue and earnings

•    Use free cash flow to measure our ability to generate cash and reinvest in growth initiatives

•    No changes to design

•    We are submitting the 2014 Key Executive Officers Bonus Plan (the “2014 Key Executive Plan”) to stockholders for approval at this Meeting to continue to allow for full tax deductibility of awards paid under the 2014 Key Executive Plan

Long-term incentive (“LTI”)

•    Performance-based restricted share units (“Performance RSUs”): 50% of target LTI (2/3 of maximum LTI)

•    Can range from 0 to 200% of the target award based on three-year performance:

•    Cumulative Earnings per Share (“EPS”, weighted 33 1/3%)

•    Relative Total Shareholder Return (“TSR”, weighted 33 1/3%)

•    Average Return on Invested Capital (“ROIC”, weighted 33 1/3%)

•    Time-vested restricted share units (“Time RSUs”): 50% of target LTI (1/3 of maximum LTI)

•    Align management with stockholders by delivering a significant portion of compensation in equity

•    Achieve pay-for-performance and retention objectives through a blend of Performance RSUs and Time RSUs

•    The performance metrics, in combination with the annual incentive plan metrics, focus on key drivers of long-term stockholder value; use of TSR aligns payouts directly with stockholder value

•    Increased weighting in Performance RSUs from 50% to 60% of target LTI

•    Same three measures, with ROIC to be applied as a modifier, rather than a weighted factor, such that the award will be reduced if ROIC is below a specified threshold

Other Policies	• Stock ownership guidelines • Clawback policy • Insider trading (anti-hedging) policy • SERP for Mr. Paliwal and Mr. Augsburger • Termination and change-in-control provisions	• See further discussion of each policy in the “Compensation Program Details” section

•    Bonus payout upon a change-in-control to be reduced from a full maximum to a pro-rated target amount under the 2014 Key Executive Plan

•    Stock ownership guidelines for CEO increased from five to six times base salary

Process for Determining Compensation

The Role of the Compensation Committee

The Compensation Committee meets throughout the year to assess, review, and ultimately approve the compensation program and pay levels for all of our executive committee members, which includes all NEOs, except for our CEO. The Compensation Committee makes recommendations to the Board regarding our CEO’s compensation, and the full Board (without the CEO) makes all final decisions regarding CEO compensation. The Compensation Committee retains an independent compensation consultant (described below under “The Role of the Committee’s Independent Consultant”) to provide advice in connection with its assessment of the compensation program.

Consideration of Stockholder Feedback In Light of the Results of the 2012 Say-on-Pay Vote

The Compensation Committee highly values stockholder feedback on our company’s compensation program. At the 2012 Annual Meeting, we held an advisory vote to approve compensation of the NEOs, which resulted in approximately 57% of the votes cast in favor of our executive compensation program. The Board and management realized that, while representing majority support, the vote result nevertheless reflected concerns on the part of some stockholders that both our Board and management felt were important for our company to understand and address. To that end, we initiated a review, led by our Compensation Committee, to communicate with key stockholders to discuss their views on our compensation program.

Specifically, over the past 24 months, our Compensation Committee Chairman reached out to key stockholders who, in the aggregate, represented over 40% of our Common Stock outstanding. In the fall of 2012, our Compensation Committee Chairman, along with the Compensation Committee’s independent consultant, held individual discussions with key stockholders to ensure that stockholders had all the relevant information necessary to make their assessment on the advisory vote on executive compensation, as well as to gather views on our company’s compensation program. In the summer of 2013, the Compensation Committee Chairman again initiated discussions with key stockholders to obtain additional stockholder feedback on specific aspects of the compensation program design as the Compensation Committee was in the process of determining the compensation program design for fiscal 2014.

The Compensation Committee found these discussions extremely valuable and took action based on such feedback, which strengthened our pay-for-performance culture.

The Role of the CEO

Our CEO is included in discussions and makes recommendations to the Compensation Committee on compensation for our executive committee members, including our NEOs (except with respect to his own compensation). The Compensation Committee reviews the recommendations from the CEO and makes all final compensation decisions, except with respect to the CEO’s compensation which is ultimately decided by the Board in executive session without the CEO’s participation. Our CEO also provides his evaluation of each executive officer’s performance, including our NEOs except for himself, against their individual objectives for the Compensation Committee’s consideration and approval as part of his recommendation for appropriate compensation awards under the annual incentive program. Our CEO does not participate in discussions, either with the Compensation Committee or the Board, regarding his own compensation.

The Role of the Committee’s Independent Consultant

In fiscal 2013, the Compensation Committee retained an independent compensation consultant, ClearBridge Compensation Group (“ClearBridge”). ClearBridge reports directly to the Compensation Committee, and provides advice and recommendations regarding executive compensation design for the CEO and executive committee members, as well as assistance in benchmarking executive compensation levels. ClearBridge does not provide any other services, beyond the services provided to the Compensation Committee, for our company or management.

The Role of Benchmarking

In assessing and determining total compensation opportunities for the NEOs, the Compensation Committee considers market data as an input to the process. As there is no well-defined group of comparable publicly-traded companies in the United States operating in the same industries as our company’s, the Compensation Committee considers multiple external perspectives as an input to the process.

Specifically, the Committee uses a Pay Benchmarking Peer Group that consists of companies in automotive and technology related sectors, with revenue generally ranging from one-half to two times our company’s revenue. The Compensation Committee supplements that data with compensation survey data from the Towers Watson Compensation Data Bank® Executive Compensation Survey (the “Towers Watson Survey”), which is a published third-party survey. The Compensation Committee has no input into determining the companies in the Towers Watson Survey and does not consider the survey companies to be a peer group. Companies in each group are shown below:

Companies in the Pay Benchmarking Peer Group (n=16)

Agilent Technologies Inc.	Alliant Techsystems Inc.	Borgwarner, Inc.	Cooper Industries plc

Emcor Group Inc.	Harris Group Corp.	Juniper Networks Inc.	Molex Inc.

Owens Corning	Pitney Bowes Inc.	Precision Castparts Corp.	Rockwell Automation

Rockwell Collins Inc.	Spirit Aerosystems Holdings	Tenneco	USG Corp.

Companies in the Towers Watson Survey (Not a Peer Group)

Agilent Technologies	Alcon Laboratories	Allergan	Alliant Techsystems

AOL	APL	Applied Materials	Armstrong World Industries

Avis Budget Group	Beckman Coulter	Big Lots	Biogen Idec

Blockbuster	Broadcom	Cameron International	CareFusion

Carlson Companies	Celgene	CenturyLink	CF Industries

CH2M Hill	Chiquita Brands	Cintas	COACH

Convergys	Cooper Industries	Corning	Cytec

Dana	Del Monte Foods	Domtar	Dow Corning

Eastman Chemical	Ecolab	EMCOR Group	Essilor of America

Exterran	FANUC Robotics America	Federal-Mogul	Fidelity National Info Svcs

Fiserv	Flowserve	Forest Laboratories	Fortune Brands

GAF Materials	Genzyme	Goodrich	Gorton’s

Greif	Gruma	GTECH	Hanesbrands

Harley-Davidson	Hasbro	Hershey	Hormel Foods

Hospira	Hunt Consolidated	Hyatt Hotels	Invensys Controls

Iron Mountain	J.M. Smucker	J.R. Simplot	Knowles Electronics

Kohler	Leggett & Platt	Level 3 Communications	Levi Strauss

Life Technologies	Lorilland Tobacco	Mattel	McDermott

McGraw Hill	MeadWestvaco	Molson Coors Brewing	NewPage

Nycomed US	Oshkosh Truck	Owens Corning	Parsons

PetSmart	Pitney Bowes	Potash	Pulte Homes

Purdue Pharma	Quintiles	Ralcorp Holdings	Rockwell Automation

Rockwell Collins	Ryder Systems	Schreiber Foods	Schwan’s

Sealed Air	Shire Pharmaceuticals	Smith & Nephew	Smurfit-Stone Container

Sonoco Products	Spirit AeroSystems	SPX	Starwood Hotels & Resorts

Steelcase	Stryker	Temple-Inland	Teex

Timken	Trinity Industries	Unisys	United States Cellular

USG	Vision Service Plan	Visteon	Vulcan Materials

VWR International	Watson Pharmaceuticals	Wendy’s/Arby’s Group	Weyerhaeuser

Wyndham Worldwide	Yahoo!	YRC Worldwide

The Role of Tally Sheets

The Compensation Committee reviews tally sheets, which include all components of compensation paid to our executive committee members, including all NEOs, in the most recent fiscal year. The tally sheets also provide information on potential payouts to the executive committee members upon various termination scenarios. The Compensation Committee considered the information presented in the tally sheets in determining the compensation program for our executive committee members for fiscal 2013.

Compensation Program Details

This section provides the details of the compensation program, as summarized in the earlier section “Compensation Program Summary”.

NEO Target Pay Levels for Fiscal 2013

The Compensation Committee determines target compensation opportunities for the NEOs in the first quarter of each fiscal year, considering all of the inputs described above under “Process for Determining Compensation.” The table below provides a summary of target compensation opportunities for each of the NEOs, which differs from the disclosure provided in the Summary Compensation Table as described in the footnotes below.

Name	Title	Base Salary(1)	Target Annual Incentive (% of salary)(2)	Target Total Cash Compensation	Target Long- Term Incentive Value(3)	Target Total Direct Compensation
Dinesh Paliwal	Chairman, President & CEO	$1,194,845	200%	$3,584,535	$4,774,050	$8,358,585
Herbert Parker	EVP & CFO	$560,928	75%	$981,624	$1,000,000	$1,981,624
Blake Augsburger	EVP & Pres., Professional	$465,092	75%	$813,911	$800,000	$1,613,911
Sachin Lawande	EVP & Pres., Infotainment	$465,092	75%	$813,911	$920,000	$1,733,911
Michael Mauser	EVP & Pres., Lifestyle	$613,154	75%	$1,073,020	$920,000	$2,606,174

(1)	Represents salary rate effective as of September 1, 2012. Salary provided in the Summary Compensation Table represents actual earned amount during fiscal 2013.
(2)	Represents award opportunity earned at target performance. Non-Equity Incentive Plan Compensation provided in the Summary Compensation Table represents the actual annual incentive award paid for fiscal 2013.
(3)	Represents targeted dollar amount of LTI. Based on this dollar amount, the number of RSUs to be granted is determined based on the ten-trading day average closing stock price of our Common Stock prior to the grant date. Amount reported in the Summary Compensation Table is different from this amount since it is based on the actual stock price of our Common Stock on the date of grant, as well as the required accounting valuation for the Performance RSUs.

Annual Incentive Plan Design

Fiscal 2013 Annual Incentive Plan Design and Payouts

The Compensation Committee reviews and approves all aspects of the annual incentive plan design, as described in this section, in the first quarter of each year.

Performance Measures. The Compensation Committee selected the performance measures for fiscal 2013 in order to emphasize profitable growth, and to measure our ability to generate cash and reinvest in growth initiatives. Bonus payouts for the NEOs are determined primarily based on financial goals: Revenue, EBIT and Free Cash Flow. If the financial goals are achieved, awards for NEOs other than the CEO can be adjusted based on performance against their individual goals. Financial goals for the CEO and CFO are based on total company results, and financial goals for the other NEOs are based 70% on the performance of their respective divisions and 30% on the performance of the total company.

Performance Goals. Performance goals for the annual incentive plan are reviewed and approved in the first quarter of each fiscal year, which are set considering our company’s financial guidance as of that date. During the course of fiscal 2013, we updated our guidance by reducing our projected results to reflect the challenges our company faced in the first half of fiscal 2013. However, the bonus goals remained at the levels at which they were initially set in September 2012, and were not adjusted downward. Goals are set on a currency-adjusted basis (“constant currency”) such that bonuses are not impacted (positively or negatively) by foreign currency fluctuations throughout the course of the fiscal year. The Compensation Committee believes this approach is the most appropriate way to reward management for the annual operating results of the business.

Non-GAAP measures. Free Cash Flow is a non-GAAP measure which the Compensation Committee calculates as follows: operating income plus depreciation and amortization plus change in working capital. The change in working capital includes net accounts receivable from third parties plus net inventories less trade accounts payable to third parties.

Calculation of Payout. Payout with respect to each measure is calculated separately, and straight-line interpolation is applied for performance between points shown in the table. If performance falls below the threshold level, no award will be paid with respect to that performance measure.

($ in thousands)
Business	Metric	Weight	Performance Level Required to Achieve Payout at:			Actual Performance(1)	Resulting Annual Incentive Payout to CEO and other NEOs
			Threshold (50% of target)	Target (100%)	Maximum (150% for CEO 200% for other NEOs)
Total Company	Revenue	30%	$4,365,143	$4,459,000	$4,584,190	$4,153,200	$0
	EBIT	40%	$354,765	$385,300	$416,460	$283,970	$0
	Free Cash Flow	30%	$291,696	$305,000	$286,000	$87,600	$0
Infotainment	Revenue	30%	$2,361,143	$2,414,000	$2,484,000	$2,218,200	$0
	EBIT	40%	$185,865	$196,000	$205,560	$149,200	$0
	Free Cash Flow	30%	$177,072	$182,280	$189,115	$92,400	$0
Lifestyle	Revenue	30%	$1,340,000	$1,376,000	$1,411,190	$1,315,500	$0
	EBIT	40%	$177,000	$191,000	$206,000	$154,800	$0
	Free Cash Flow	30%	$162,637	$171,900	$185,400	$70,000	$0
Professional	Revenue	30%	$664,000	$672,000	$689,000	$616,100	$0
	EBIT	40%	$103,900	$112,000	$118,900	$92,770	$0
	Free Cash Flow	30%	$83,120	$95,000	$103,443	$49,400	$0

(1)	As previously discussed, all amounts shown are on a “constant currency” basis and do not equal reported results. Actual Performance for the Total Company and Professional Division are adjusted to exclude the acquisition of Martin Professional A/S.

Individual Goals. Like the corporate and division objectives, individual performance objectives are intended to challenge executives to achieve stretch goals that contribute to the achievement of the annual operating plan, improve our company’s performance, and ensure that corporate and division financial goals are met or exceeded. Individual performance objectives are also designed to ensure successful execution of ongoing strategic objectives, such as the rollout of new sales and distribution schemes in specific territories, the implementation of an e-commerce website, the growth of our headphone business, timely completion of critical projects like Daimler’s NTG5 program and the successful execution of restructuring activities. Potential scores for achievement of individual performance objectives range from 0% to 100%. As approved by the Compensation Committee:

•

Mr. Parker’s individual objectives included goals related to negotiating and finalizing our revolving credit agreement (25% weight); reducing our global SG&A expense as a percentage of sales (25% weight); restructuring our shared services arrangement (25% weight); and implementing a backlog database for our infotainment and audio products (25% weight). Based on his efforts and achievements against these targets, Mr. Parker received an aggregate individual objective score of 65% out of a maximum of 100%.

•

Mr. Augsburger’s individual objectives included goals related to establishing a direct sales organization for transportation and hospitality in China (25% weight); establishing a direct sales organization in India (25% weight); obtaining material cost savings (25% weight); and implementing a Harman Professional e-commerce website (25% weight). Based on his efforts and achievements against these targets, Mr. Augsburger received an aggregate individual objective score of 100% out of a maximum of 100%.

•

Mr. Lawande’s individual objectives included goals related to doubling our home and multimedia headphones business (20% weight); increasing car audio orders (30% weight); establishing assembly of home and multimedia products in India and Brazil (20% weight); and establishing e commerce operations in China, India, Germany and the United Kingdom (30% weight). Based on his efforts and achievements against these targets, Mr. Lawande received an aggregate individual objective score of 96.2% out of a maximum of 100%.

•

Mr. Mauser’s individual objectives included goals related to increasing Infotainment orders (20% weight); timely executing projects for infotainment programs for Daimler (20% weight); reducing engineering costs (30% weight); and establishing our company’s connectivity and navigation centers (30% weight). Based on his efforts and achievements against these targets, Mr. Mauser received an aggregate individual objective score of 100% out of a maximum of 100%.

Although individual goals were achieved, our CEO and other NEOs did not receive any incentive compensation because the corporate and division financial objectives were not met.

Long-Term Incentive Plan Design

Our equity incentive plans are administered by the Compensation Committee and are designed to provide incentive compensation to executive officers and other key employees in the form of equity-based vehicles that align executives with stockholders. Generally, the Compensation Committee approves the annual equity awards under our incentive plans in September of each year. When making equity-based incentive awards, the Compensation Committee also takes into consideration the dates on which we expect to make public announcements regarding earnings as well as other events or circumstances that have not been publicly announced that may be deemed material to us, our stockholders and other investors.

The chart below provides a summary of our outstanding equity award cycles, which are discussed further throughout the remainder of this section:

Grant Date	Vesting	Vehicle/Mix (at Target)	Performance Measures for Performance RSUs	Actual Vesting of Performance RSUs

09/01/2010 (Fiscal 2011)	09/01/2013	• 50% Performance RSUs • 50% Time RSUs	• Fiscal 2013 EPS (50%) • 3-Year Relative TSR (50%)	• 141% of target

09/07/2011 (Fiscal 2012)	09/07/2014	• 50% Performance RSUs • 50% Time RSUs	• 3-Year Cumulative EPS (33 1/3%) • 3-Year Relative TSR (33 1/3%) • Fiscal 2014 ROIC (33 1/3%)	• TBD following the end of Fiscal 2014

09/10/2012 (Fiscal 2013)	09/10/2015	• 50% Performance RSUs • 50% Time RSUs	• 3-Year Cumulative EPS (33 1/3%) • 3-Year Relative TSR (33 1/3%) • 3-Year Average ROIC (33 1/3%)	• TBD following the end of Fiscal 2015

09/10/2013 (Fiscal 2014)	09/10/2016	• 60% Performance RSUs • 40% Time RSUs	• 3-Year Cumulative EPS (50%) • 3-Year Relative TSR (50%) • 3-Year Average ROIC (Modifier)	• TBD following the end of Fiscal 2016

Achievement of September 2010 Performance RSUs (vested September 1, 2013)

The Performance RSUs granted on September 1, 2010 were earned at 141% of target based on our company’s achievement against the EPS and Relative TSR goals established by the Compensation Committee at the time of the grant. The chart below provides the goals and actual performance results:

Metric	Weight	Performance Level Required to Achieve Payout at:			Actual Performance	Resulting Performance RSU Vesting (% of target PRSUs)
		Threshold (50% of target)	Target (100%)	Maximum (200%)
Fiscal 2013 EPS	50%	$2.75	$3.25	$3.75	$3.07	82%
3-year Relative TSR Positioning	50%	25th percentile	50th percentile	75th percentile	Above 75th percentile	200%
Total Award Vesting (% of target PRSUs)						141%

Grant of September 2012 Awards (Fiscal 2013 Grant)

In September 2012, we granted equity to our NEOs as follows (the “September 2012 Awards”):

Vehicles, Mix and Vesting.

•

50% Performance RSUs (at target): Vest on the third anniversary of the grant date based on performance goals established by the Compensation Committee and presented in the table below (the “2012 Performance RSUs”); and

•	50% Time RSUs: Vest on the third anniversary of the grant date subject to the executive’s continued employment with our company

Performance Measures. The 2012 Performance RSUs are earned based on the achievement of the following financial and stockholder value goals: EPS, Relative TSR, and ROIC.

Performance Goals. Performance measures and goals are set by the Compensation Committee as of the date of grant. Payout with respect to each measure is calculated separately, and straight-line interpolation is applied for performance between points shown in the table below. If performance falls below the threshold level, no award will be paid with respect to that performance measure. No adjustments to goals or actual results are made for changes in currency rates. While the annual incentive plan goals use a “constant currency” approach to best reflect the annual operating results of the business, over the long-term management is held accountable to make business and investment decisions that account for changes in currency rates. Therefore, actual reported results are used for measuring performance for the Performance RSUs.

Non-GAAP Measures. EPS is a non-GAAP measure. ROIC is defined as net operating profit after tax divided by invested capital (which is defined as the sum of total debt and book equity). Relative TSR is calculated as stock price appreciation plus reinvested dividends, where the stock price is defined as the 60-trading-day-average closing stock price immediately prior to the grant date and the vesting date.

	Weight	Performance Level Required to Achieve Payout at:
Metric		Threshold (50% of target)	Target (100%)	Maximum (200%)
3-Year Cumulative EPS: Fiscal 2013 — Fiscal 2015	33 1/3%	$12.55	$13.21	≥$	14.53
3-Year Relative TSR: 09/10/2012 — 09/10/2015	33 1/3%	25th percentile	50th percentile		75th percentile
3-Year Average ROIC: Fiscal 2013 — Fiscal 2015	33 1/3%	14.5%	15%		15.5%

Relative TSR Peer Group. TSR is assessed relative to a group of companies shown below, which is different than the Pay Benchmarking Peer Group described in “The Role of Benchmarking.” The Compensation Committee selected this group of companies for the Relative TSR Peer Group because of the comparable nature of their business to our company’s business. However, many of the companies are significantly larger or are not in the United States; as a result, many of these companies were not considered appropriate for assessing the target pay levels for the NEOs as part of the Pay Benchmarking Peer Group.

Companies in the Relative TSR Peer Group (n=29)

Aisin	Alpine Electronics	AU Optronics	Audi

Bang & Olufsen	Best Buy	BMW AG	Continental AG

Daimler AG	Denso	Fiat	Flextronics

Fujikon	Garmin	Honda Motors	Jabil Circuit

Johnson Control	Live Nation Entertainment	MediaMarkt	Nokia

Panasonic Corp	Pioneer	Renesas	Texas Instruments

Tom Tom	Toshiba Corp	Toyota	TRW Automotive Holdings Corp.

Yamaha

Grant of September 2013 Awards (Fiscal 2014 Grant)

In September 2013, we granted equity to our NEOs (the “September 2013 Awards”), which were structured in a largely similar way to the September 2012 Awards, with a few changes.

Changes in Design. In an effort to further enhance alignment with long-term stockholder value creation and strengthen our pay-for-performance culture, the following changes were implemented for the September 2013 Awards as compared to the September 2012 Awards:

•	Increased the weighting on Performance RSUs from 50% of target LTI to 60% of target LTI, and decreased the weighting on Time RSUs from 50% of target LTI to 40% of target LTI; and

•

For the Performance RSUs awarded in September 2013 (the “2013 Performance RSUs”) we maintained the same three performance metrics (3-Year Cumulative EPS, 3-Year Relative TSR, and 3-Year Average ROIC), but determined that ROIC would be applied as a modifier, rather than a weighted factor, as further described below.

Performance Measures. The payout of the 2013 Performance RSUs will be determined as follows: EPS and Relative TSR will be equally weighted (50% each) to determine the initial payout. The initial payout will then be multiplied by a factor from 66.7% to 100% to determine the final payout. This factor will be determined based on our ROIC performance during the measurement period. The rationale for this change is to encourage management to pursue growth opportunities that are expected to produce returns above our cost of capital and are thus value-creating for stockholders.

Performance Goals. The 2013 Performance RSUs are subject to our company’s achievement of the specified levels of performance shown in the table below. Straight-line interpolation is applied for performance between points shown in the table. If performance falls below the threshold level, no award will be paid with respect to that performance measure.

	Weight	Performance Level Required to Achieve Initial Payout at:
Metric		Threshold (50% of target)	Target (100%)	Maximum (200%)
3-Year Cumulative EPS: Fiscal 2014 — Fiscal 2016	50%	$13.56	$15.07	≥$	15.82
3-Year Relative TSR: 09/10/2013 — 09/10/2016	50%	25th percentile	50th percentile		75th percentile

The Initial Payout is then multiplied by an ROIC modifier from 66.7% to 100% based on the following schedule:

Performance Level at Which Modifier will be Applied
Metric	Multiply Initial Payout by 66.7% (33 1/3% reduction)	Multiply Initial Payout by 100% (No reduction)
3-Year Average ROIC: Fiscal 2014 — Fiscal 2016	Less than 3-Year Average WACC (1)	≥ (3-Year Average WACC + 1 percentage point)

(1)	3-Year Average WACC is our company’s weighted average cost of capital, calculated as the average WACC over the three-year measurement period.

We also modified the Relative TSR measurement approach to use the 40-trading-day-average closing stock price of our Common Stock at the beginning and end of the performance period rather than the 60-trading-day-average closing stock price of our Common Stock. All other terms of the September 2013 Awards not described in this section are consistent with the terms of the September 2012 Awards.

Benefits, Perquisites, and Contracts

Employment Agreements and Offer Letters

Since 2007, we have had an employment agreement in place with Mr. Paliwal. The employment agreement with Mr. Paliwal provides continuity and stability in leadership for the organization.

Severance and Change in Control Arrangements

In addition to the employment arrangement identified above, we also have entered into severance agreements with Mr. Paliwal and each of our other NEOs, which are detailed below under “Executive Compensation — Severance and Change in Control Benefits.” These agreements provide for severance benefits in the event of a termination of employment under specified circumstances, including following a change in control of our company. The payout amounts under these agreements are as follows:

Severance Upon Qualifying Termination
	Not In Connection with a Change in Control	Following a Change in Control
CEO	Two times salary plus bonus	Three times salary plus bonus
CFO	One times salary	Two times salary plus bonus
Other NEOs	One times salary	One and one-half times salary

If any severance payments or benefits provided to either Mr. Paliwal or Mr. Parker would be subject to the excise tax imposed on “parachute payments” by the Internal Revenue Code of 1986, we will “gross-up” his compensation for all such excise taxes and any federal, state and local taxes applicable to such gross-up payment. With respect to Mr. Paliwal and Mr. Parker, each will only receive this “gross-up” in the event his employment is terminated upon a change in control of our company. The Compensation Committee decided, in the exercise of its judgment, that our company would not provide this benefit to any of our other NEOs or any future executive officers.

Under the terms of our approved equity incentive plans and the related award agreements, unvested stock options, restricted shares and Time RSU awards become fully vested upon a change in control of our company. We adopted this treatment for our long-term compensation plan for the following reasons:

•	to fully align employees with stockholders in the event of a transaction;

•	to ensure that ongoing employees are treated the same as terminated employees with respect to outstanding equity grants; and

•	to retain key employees in the face of a potential change in control by providing a benefit if they remain with our company through the date of the change in control.

The Performance RSUs will partially vest upon a change in control of our company. If the change in control event occurs prior to the vesting date, the Performance RSUs will vest as follows:

•	60% vest automatically; and

•	a pro rata portion of the remaining 40% will vest based on the number of days lapsed from date of grant to the effective date of the change in control, divided by the three-year vesting period.

The Compensation Committee believes that these benefits are consistent with its objectives and are necessary and appropriate in order to attract and retain qualified senior executives.

Employee Benefits

We provide certain executive officers with supplemental retirement, termination and death benefits under our Supplemental Executive Retirement Plan (“SERP”). As of January 2008 we decided to suspend providing this benefit to newly hired executive officers. Mr. Mauser is entitled to an annual pension that is equal to 2% of eligible salary for every year of service, up to a maximum of 30%. This pension is payable at age 60 and is offset by a pension payable from the Harman/Becker Nokia plan in the amount of 3,396 Euro. The annual benefit will be increased by the cost of living rate, currently assumed to be 5.25%, every three years. We provide our executive officers employed in the United States, including our NEOs, with the opportunity to participate in our Deferred Compensation Plan (“DCP”). These plans are described below under the captions “Executive Compensation — Pension Benefits for Fiscal 2013 — Supplemental Executive Retirement Plan” and “Executive Compensation — Nonqualified Deferred Compensation.”

Our NEOs are also eligible to participate in other company-sponsored benefit plans available to employees generally, including medical and life insurance. Employees, including executive officers that are employed in the United States, are eligible to participate in a company-sponsored 401(k) defined contribution plan.

The Compensation Committee believes that these benefits are necessary and appropriate in order to attract and retain qualified executive officers insofar as these benefits are generally made available by similarly situated companies.

Executive Perquisites

We provide our NEOs with certain perquisites that have historically been provided. These perquisites include the use of company owned or leased cars and reimbursement of car-related expenses, payment of insurance premiums, relocation expenses in the event an executive officer is asked to relocate at our request, reimbursement of legal fees, and rent for temporary housing.

The Compensation Committee has determined it is appropriate to provide these perquisites in order to attract and retain our NEOs by offering compensation opportunities that are competitive with those offered by similarly situated public companies. In determining the total compensation payable to our NEOs, the Compensation Committee considers perquisites in the context of the total compensation which our NEOs are eligible to receive, but is not materially influenced by the availability of these perquisites given the relatively minimal total amount of the perquisites provided. For a description of the perquisites received by our NEOs during fiscal 2013, see the information below under the caption “Executive Compensation — Summary Compensation Table — All Other Compensation.”

Clawback Policy

Based on the Compensation Committee’s recommendation and authorization, we adopted a new policy in fiscal 2013 addressing the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. This policy, also known as a “clawback” policy, applies to all of our executive officers, including the

NEOs. Under the policy, we may recover any incentive compensation paid to a current or former executive officer of our company in the event of a material negative accounting restatement of our financial statements due to material noncompliance by our company with any financial reporting requirement under the securities laws. If the Board determines that any current or former executive officer has engaged in fraud or intentional misconduct that caused the error that, directly or indirectly, resulted in the financial restatement, the Board may require reimbursement of all compensation granted, earned or paid under annual incentive and long-term incentive compensation plans, including cancellation of outstanding equity awards. We have not required any NEO to return any award or repay any payment received in any fiscal year.

Insider Trading (Anti-Hedging) Policy

Our company has an insider trading policy, which includes an anti-hedging policy to ensure the desired stockholder alignment. The policy prohibits our directors and employees from trading in options, puts or similar instruments on our company’s securities or selling our company’s securities “short.”

Stock Ownership Guidelines

The Board approved and adopted amended executive stock ownership guidelines in fiscal 2011 and further amended them in fiscal 2013. These guidelines encourage our executive officers to hold ownership in our company, recognizing that stock ownership directly aligns executive interests to those of our stockholders. The guidelines encourage ownership levels in our Common Stock generally equal to a multiple of each NEO’s annual base salary depending on such executive’s level within our company, and increases with greater responsibility. The executive officer stock ownership guidelines are as follows:

•	six times base salary for the CEO (increased from five times base salary in fiscal 2013); and

•	three times base salary for all other executive committee members, including our NEOs.

Our company’s executive officers are expected to comply by December 21, 2013, or within five years of being appointed as an executive committee member of our company (“Ownership Compliance Date”). In the event that an executive officer does not satisfy the ownership guidelines by the Ownership Compliance Date, he or she will be required to retain any and all vested RSU shares, net of shares withheld for taxes, or shares received upon the exercise of stock options, net of shares withheld to cover taxes or the exercise price, until such time as he or she becomes compliant with these guidelines.

Internal Revenue Code Section 162(m)

As applicable to our company, Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) provides that compensation in excess of $1 million paid to the chief executive officer or to any of the other three most highly compensated executive officers (not including the chief financial officer) of a public company is not deductible for federal income tax purposes. There is an exception to this limitation for “performance-based compensation” under Section 162(m) of the Code. Bonus awards under our 2008 Key Executive Officers Bonus Plan (the “2008 Key Executive Plan”) and option grants and certain other awards under our equity incentive plans are intended to qualify as performance-based compensation under Section 162(m) of the Code. The Compensation Committee reviews on an annual basis the potential impact of this deduction limitation on executive compensation and intends to continue to evaluate our company’s potential exposure to this deduction limitation. While we endeavor to use this exception to maximize the deductibility of our compensation, in order to maintain flexibility in compensating executives and to attract necessary leadership in certain circumstances, we have not adopted a policy that all compensation must be deductible. We do not believe that such a policy is in the best interests of our company or our stockholders.

Compensation Risk Assessment

The Compensation Committee does not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. The Compensation Committee considered various factors that have the effect of mitigating risk and, with the assistance of ClearBridge, reviewed our compensation policies and practices for our employees, including the elements of our executive compensation programs, to determine whether any portion of such compensation encourages excessive risk taking. The Compensation Committee concluded that any such risks are mitigated by:

•	Balanced Mix of Pay Components: Compensation is not overly weighted toward annual incentive awards and represents a balance of cash and long-term equity based compensation vesting over three years.

•	Balanced Approach to Performance-Based Awards: Performance targets are tied to several financial metrics, including sales growth, operating profit, free cash flow, and return on invested capital.

•

Performance Period and Vesting Schedules: The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. RSUs vest three years from the grant date.

•

Stock Ownership Guidelines: Requires our CEO to directly or indirectly own equity in our company having a fair market value of six times his salary and other executive officers, including our NEOs, to own equity having a fair market value of three times their salary.

COMPENSATION AND OPTION COMMITTEE REPORT

The Compensation and Option Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the Compensation and Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

This report is submitted by the members of the Compensation and Option Committee.

Members of the Compensation and Option Committee

Edward H. Meyer (Chairman)

Adriane M. Brown

Hellene S. Runtagh

Frank S. Sklarsky

Gary G. Steel

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table discloses all compensation earned for fiscal 2013, fiscal 2012 and fiscal 2011 by our Chairman, Chief Executive Officer and President, our Chief Financial Officer, and the three other most highly paid executive officers who were employed by us as of June 30, 2013. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension and Nonqualified Deferred Compensation	All Other Compensation(4)	Total
Dinesh Paliwal,	2013	$1,216,465	0	$5,325,658	$0	$0	$2,110,951	$110,337	$8,763,411
Chairman, CEO and President	2012 2011	1,186,828 1,152,649	0 0	5,242,429 6,755,063	0 0	4,774,052 3,476,250	4,755,252 4,505,072	113,931 128,203	16,072,492 16,017,237

Herbert Parker,	2013	565,086	0	1,108,117	0	0	—	34,507	1,707,710
Executive Vice President and Chief Financial Officer	2012 2011	527,479 512,288	0 0	1,000,627 1,267,941	0 0	784,536 579,375	— —	34,357 33,667	2,346,999 2,393,271

Blake Augsburger,	2013	461,477	0	886,453	0	0	69,195	30,107	1,447,232
Executive Vice President and President —Professional Division	2012 2011	465,194 434,955	0 0	817,600 1,117,806	0 0	238,911 492,469	406,290 161,946	31,856 30,252	1,959,851 2,237,428

Sachin Lawande,	2013	461,730	0	1,019,491	0	0	—	37,338	1,518,559
Executive Vice President and President —Infotainment Division	2012 2011	451,977 440,496	$0 200,000	1,000,627 1,117,806	$1,347,216 0	664,539 492,469	— —	33,410 28,818	3,497,769 2,279,589

Michael Mauser,	2013	492,539	0	1,019,491	0	0	78,480	42,430	1,632,940
Executive Vice President and President — Lifestyle Division(5)	2012 2011	495,014 524,560	0 0	817,600 1,117,806	0 0	705,518 588,269	245,605 177,023	38,891 36,913	2,302,628 2,444,571

(1)	For all stock awards (other than the Performance RSUs), we calculated the fair value of such stock awards under FASB ASC Topic 718 by multiplying the closing price of our Common Stock on the date of grant by the number of shares subject to such stock award. We assume zero anticipated forfeitures in connection with valuing such stock awards for purposes of FASB ASC Topic 718. For the Performance RSUs, we estimated fair value based on a model that considers the closing price of our Common Stock on the date of grant, the number of shares subject to such stock award, and the estimated probabilities of vesting outcomes. For a description of the assumptions used in determining the fair value of equity awards under FASB ASC Topic 718, see Note 14, Shareholders’ Equity and Share-Based Compensation, to our consolidated financial statements in our Form 10-K for the fiscal year ended June 30, 2013. Performance RSUs are displayed assuming target performance: the following amounts represent the maximum potential Performance RSU value by individual for the awards made in fiscal 2013: Mr. Paliwal — $4,920,645; Mr. Parker — $1,031,048; Mr. Augsburger — $824,934; Mr. Lawande — $948,640; and Mr. Mauser — $948,640.
(2)	The amounts reported as option awards reflect the grant date fair value calculated in accordance with FASB ASC Topic 718 of options granted in the applicable fiscal year but without giving effect to anticipated forfeitures. For a description of the assumptions used in determining the fair value of equity awards under FASB ASC Topic 718, see Note 14, Shareholders’ Equity and Share-Based Compensation, to our consolidated financial statements in our Form 10-K for the fiscal year ended June 30, 2013.
(3)	The amount reflected in this column represents an award under the 2008 Key Executive Plan.
(4)	Includes compensation as described under the caption “— All Other Compensation” below.
(5)	Mr. Mauser’s compensation was paid in Euros and has been translated into U.S. Dollars at the exchange rate in effect on June 30, 2013 in the case of bonus payments, and at the average exchange rate for the 12 months ended June 30, 2013 in the case of salary and other compensation amounts.

All Other Compensation

The following table provides information regarding each component of compensation included in the All Other Compensation column in the Summary Compensation Table for fiscal 2013.

Name	Company 401(k) Contributions(1)	Value of Insurance Premiums(2)	Automobile Related Expenses(3)	Other(4)	Total
Dinesh Paliwal	$8,090	$61,365	$28,355	$12,527	$110,337
Herbert Parker	7,650	972	24,793	1,092	34,507
Blake Augsburger	7,697	898	21,512	0	30,107
Sachin Lawande	7,483	898	24,209	4,748	37,338
Michael Mauser	0	5,129	28,784	8,517	42,430

(1)	Represents our contributions on behalf of each named executive officer, to our 401(k) defined contribution plan.
(2)	For Messrs. Parker, Augsburger and Lawande the amount in this column represents life insurance premiums paid by us for coverage in excess of $50,000. For Mr. Paliwal, represents life insurance premiums paid by us for coverage in excess of $50,000 and premiums paid for a life insurance policy, an accidental death and dismemberment insurance policy and a long-term disability insurance policy. For Mr. Mauser, represents accident and health insurance premiums.
(3)	Includes reimbursement of car payments or lease payments made on behalf of our NEOs, reimbursement of gasoline, repair, and maintenance costs, taxes, insurance and parking.
(4)	For Messrs. Paliwal and Lawande, represents imputed income covering gas allowance and spouse/guest travel on the corporate jet. For Mr. Parker, represents imputed income covering gas allowance. For Mr. Mauser, represents the employer’s contribution to a German pension insurance fund.

Fiscal 2013 Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the NEOs in fiscal 2013.

									All Other Stock Awards; Number of Shares of Stock or Units(3)	All Other Option Awards; Number of Securities Underlying of Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date	Date of Board or Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
			Threshold($)	Target($)	Maximum($)	Threshold	Target	Maximum
Dinesh Paliwal	9/10/2012	9/10/2012							51,814			2,459,611	(4)
	9/10/2012	9/10/2012				25,915	51,829	103,658		—	—	2,866,047	(5)
	9/10/2012	9/10/2012	1,194,845	2,389,690	3,584,535

Herbert Parker	9/10/2012	9/10/2012							10,845	—	—	514,812	(4)
	9/10/2012	9/10/2012				5,430	10,860	21,720				593,305	(5)
	9/10/2012	9/10/2012	213,153	420,696	841,392

Blake Augsburger	9/10/2012	9/10/2012							8,674	—	—	411,755	(4)
	9/10/2012	9/10/2012				4,345	8,689	17,378				474,698	(5)
	9/10/2012	9/10/2012	176,735	348,819	697,638

Sachin Lawande	9/10/2012	9/10/2012							9,977	—	—	473,608	(4)
	9/10/2012	9/10/2012				4,996	9,992	19,984				545,883	(5)
	9/10/2012	9/10/2012	176,735	348,819	697,638

Michael Mauser	9/10/2012	9/10/2012							9,977	—	—	473,608	(4)
	9/10/2012	9/10/2012				4,996	9,992	19,984				545,883	(5)
	9/10/2012	9/10/2012	180,044	355,350	710,700

(1)	Represents the possible range of awards payable under the 2008 Key Executive Plan to all our NEOs. For additional information regarding these awards, see “Compensation Discussion and Analysis — Compensation Program Details — Annual Incentive Plan Design.”
(2)	Represents the possible range of Performance RSUs that vest on September 10, 2015 if certain performance goals are achieved. The determination of the number of Performance RSUs that will vest is more fully described above under “Compensation Discussion and Analysis — Compensation Program Details — Long-Term Incentive Plan Design — Grant of September 2012 Awards (Fiscal 2013 Grant).”
(3)	Represents Time RSUs that vest on September 10, 2015.
(4)	Represents the grant date fair value of the equity awards reported in the previous column calculated pursuant to FASB ASC Topic 718 based upon the assumptions set forth in Note 14, Shareholders’ Equity and Share-Based Compensation, to our consolidated financial statements in our Form 10-K for the fiscal year ended June 30, 2013.
(5)	Represents the grant date fair value of the Performance RSUs based upon the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. Assuming that the maximum performance threshold is achieved, the grant date fair value of the award would be as follows: Mr. Paliwal — $4,920,645; Mr. Parker — $1,031,048; Mr. Augsburger — $824,934; Mr. Lawande — $948,640; and Mr. Mauser — $948,640.

Employment Agreements and Other Employment Arrangements

Mr. Paliwal serves as our Chairman, Chief Executive Officer and President pursuant to a letter agreement with our company entered into in May 2007. The letter agreement, as amended, provides for an annual base salary of no less than $1,125,000, and a target annual incentive award of 200% of his base salary, with a maximum annual incentive award opportunity of 400% of his base salary (for fiscal 2013, this opportunity was decreased to 300% of his base salary). In addition, Mr. Paliwal is eligible to receive an annual equity grant equal to four times his annual base salary at target and six times his annual base salary at maximum achievement.

Mr. Paliwal is also permitted to participate in our employee benefit plans and programs. For a description of severance compensation payable to Mr. Paliwal under this agreement and his severance agreement, see below under “Executive Compensation — Severance and Change in Control Benefits — Severance and Employment Agreements.”

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information regarding stock options, restricted shares and RSUs held by our NEOs that were outstanding at June 30, 2013.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Option Exercisable	Number of Securities Underlying Unexercised Option Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)
Dinesh Paliwal	07/02/2007	100,000	0	$116.65	07/02/2017
	10/18/2007	100,000	0	87.58	10/18/2017
						72,641	(3)	$3,937,142
						145,312	(4)	7,875,910
						68,622	(5)	3,719,312
						137,274	(6)	7,440,251
						51,814	(7)	2,808,319
						103,658	(8)	5,618,263
Herbert Parker	06/02/2008	122,298	0	43.65	06/02/2018
						13,627	(3)	738,583
						27,284	(4)	1,478,792
						13,091	(5)	709,532
						26,212	(6)	1,420,691
						10,845	(7)	587,799
						21,720	(8)	1,177,224
Blake Augsburger	03/24/2004	6,000	0	75.22	03/24/2014
	08/16/2005	6,000	0	82.00	08/16/2015
	06/01/2006	10,000	0	85.36	06/01/2016
	05/01/2007	25,000	0	120.83	05/01/2017
						12,011	(3)	650,996
						24,056	(4)	1,303,836
						10,695	(5)	579,669
						21,420	(6)	1,160,964
						8,674	(7)	470,131
						17,378	(8)	941,888
Sachin Lawande	08/16/2005	1,000	0	82.00	08/16/2015
	05/01/2007	6,000	0	120.83	05/01/2017
	02/02/2009	5,000	5,000	16.43	02/02/2019
	03/29/2012	20,763	41,515	46.74	03/29/2022
						12,011	(3)	650,996
						24,056	(4)	1,303,836
						13,091	(5)	709,532
						26,212	(6)	1,420,691
						9,977	(7)	540,753
						19,984	(8)	1,083,133
Michael Mauser	03/24/2004	1,800	0	75.22	03/24/2014
	08/16/2005	4,000	0	82.00	08/16/2015
	05/01/2007	5,000	0	120.83	05/01/2017
						12,011	(3)	650,996
						24,056	(4)	1,303,836
						10,695	(5)	579,669
						21,420	(6)	1,160,964
						9,977	(7)	540,753
						19,984	(8)	1,083,133

(1)

All the non-performance-based stock options held by our NEOs that were granted prior to February 2, 2009, vest annually at a rate of 20% commencing on the first anniversary of the date of grant. Non-performance-based stock options held by our NEOs that were granted after February 2, 2009 vest annually at a rate of 33 1/3% commencing on the first anniversary of the date of grant.

(2)	Based upon a market value per share of $54.20, the closing market price of our Common Stock on June 28, 2013, the last trading day of our fiscal year ended June 30, 2013.
(3)	The RSUs vest on September 1, 2013.
(4)	The Performance RSUs vest on September 1, 2013. The number of Performance RSUs that will vest is subject to adjustment based on our achievement of pre-established performance goals. The performance measures for the Performance RSUs are earnings per share (“EPS”) and relative total shareholder return (“TSR”). The number of Performance RSUs that will vest with respect to each performance measure will be determined as follows: (i) no Performance RSUs will be earned for performance below the threshold level for the measure, (ii) 50% of the Performance RSUs will be earned upon achievement of the threshold level for the measure, (iii) 200% of the Performance RSUs will be earned upon achievement of the maximum level for the measure, and (iv) for performance between threshold and target and target and maximum, the number of Performance RSUs earned for each measure will be determined by straight-line interpolation.
(5)	The RSUs vest on September 7, 2014.
(6)	The Performance RSUs vest on September 7, 2014. The number of Performance RSUs that will vest is subject to adjustment based on our achievement of pre-established performance goals. The performance measures for the Performance RSUs are EPS, return on invested capital and relative TSR. The number of Performance RSUs that will vest with respect to each performance measure will be determined as follows: (i) no Performance RSUs will be earned for performance below the threshold level for the measure, (ii) 50% of the Performance RSUs will be earned upon achievement of the threshold level for the measure, (iii) 200% of the Performance RSUs will be earned upon achievement of the maximum level for the measure, and (iv) for performance between threshold and target and target and maximum, the number of Performance RSUs earned for each measure will be determined by straight-line interpolation.
(7)	The RSUs vest on September 10, 2015.
(8)	The Performance RSUs vest on September 10, 2015 if certain performance goals are achieved. The determination of the number of Performance RSUs that will vest is more fully described above under “Compensation Discussion and Analysis — Compensation Program Details — Long-Term Incentive Plan Design — Grant of September 2012 Awards (Fiscal 2013 Grant).”

Option Exercises and Stock Vested in Fiscal 2013

The following table provides information regarding the acquisition of Common Stock by Messrs. Paliwal, Parker, Augsburger, Lawande and Mauser upon the vesting of restricted shares and RSUs and the exercise of stock options during fiscal 2013.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Dinesh Paliwal	—	$—	152,586	$6,988,958.19
Herbert Parker	—	—	24,361	1,121,336.83
Blake Augsburger	20,000	222,008.23	24,361	1,121,336.83
Sachin Lawande	—	—	14,612	672,590.36
Michael Mauser	16,400	119,282.21	4,670	214,960.10

(1)	Includes (i) for Mr. Paliwal, 5,373 RSUs that vested on July 1, 2012, for which the amount realized on vesting is based on a value per share of $39.60, the closing price of our Common Stock on June 29, 2012, and 147,213 RSUs that vested on September 1, 2012, for which the amount realized on vesting is based on a value per share of $46.03, the closing price of our Common Stock on August 31, 2012; (ii) for Mr. Parker, 24,361 RSUs that vested on September 1, 2012, for which the amount realized on vesting is based on a value per share of $46.03, the closing price of our Common Stock on August 31, 2012; (iii) for Mr. Augsburger, 24,361 RSUs that vested on September 1, 2012, for which the amount realized on vesting is based on a value per share of $46.03, the closing price of our Common Stock on August 31, 2012; (iv) for Mr. Lawande, 14,612 RSUs that vested on September 1, 2012, for which the amount realized on vesting is based on a value per share of $46.03, the closing price of our Common Stock on August 31, 2012; and (iv) for Mr. Mauser, 4,670 RSUs that vested on September 1, 2012, for which the amount realized on vesting is based on a value per share of $46.03, the closing price of our Common Stock on August 31, 2012.

Pension Benefits for Fiscal 2013

The following table provides information for our NEOs regarding the present value of benefits as of June 30, 2013 under our SERP and a German pension plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(3)	Payments During Last Fiscal Year
Dinesh Paliwal(1)	SERP	27	$11,607,411	$0
Blake Augsburger	SERP	11	1,071,772	0
Michael Mauser(2)	German Pension	8	849,109	0

(1)	As of June 30, 2013, Mr. Paliwal had six years of service with our company. Under his letter agreement, Mr. Paliwal was credited with service, which reflected his tenure at his previous employer. The present value of Mr. Paliwal’s pension benefits at June 30, 2013 increased by $4,900,000 as compared to the previous year.
(2)	Mr. Mauser is entitled to an annual pension that is equal to 2% of eligible salary for every year of service, up to a maximum of 30%. The annual benefit will be increased by the cost of living rate, currently assumed to be 5.25%, every three years.
(3)	Amounts reported comprise the actuarial present value of the NEO’s accumulated benefit under the SERP as of June 30, 2013. See Note 16, Retirement Benefits, to our consolidated financial statements in our Form 10-K for the fiscal year ended June 30, 2013, for information regarding the assumptions made in determining these values.

Supplemental Executive Retirement Plan

The SERP provides supplemental retirement, termination and death benefits to certain executive officers and key employees designated by the Board. Benefits under the SERP payable upon termination or death are described below under the caption “Executive Compensation — Severance and Change in Control Benefits — Supplemental Executive Retirement Plan.” The Compensation Committee administers the SERP. Of the NEOs, only Mr. Paliwal and Mr. Augsburger have been designated as participants. All SERP benefits are subject to deductions for social security and federal, state and local taxes.

Retirement benefits are based on the average of the participant’s highest cash compensation (base salary and bonus) during any five consecutive years of employment by our company (“Average Cash Compensation”). Participants retiring at age 65 or older receive an annual retirement benefit equal to either (a) 3 1/3% of Average Cash Compensation per year of service up to a maximum of 50%, or (b) 2% of Average Cash Compensation per year of service up to a maximum of 30%, as designated by our company. Mr. Paliwal has been designated as a participant entitled to receive an annual retirement benefit of up to 50% of Average Cash Compensation, and Mr. Augsburger has been designated as a participant entitled to receive an annual retirement benefit of up to 30% of Average Cash Compensation. Unless another form of payment is approved by the administrative committee for the SERP, benefits are payable monthly in the form of a life annuity. If the participant dies after benefits have commenced but prior to receiving ten years of benefits, they are paid to the participant’s beneficiary for the remainder of that period.

Mr. Mauser is entitled to an annual pension that is equal to 2% of eligible salary for every year of service, up to a maximum of 30%. This pension is payable at age 60 and is offset by a pension payable from the Harman/Becker Nokia plan in the amount of 3,396 Euro. The annual benefit will be increased by the cost of living rate, currently assumed to be 5.25%, every three years.

Nonqualified Deferred Compensation

Our DCP provides supplemental retirement benefits for executive officers designated by the Compensation Committee. Prior to the beginning of each fiscal year, each plan participant may elect to defer up to 100% of his or her annual base salary and bonus on a pre-tax basis to a deferral account. These amounts are always fully vested and subject to a 10% penalty on any unscheduled withdrawals. We may decide to make contributions on a pre-tax basis to a plan participant’s account, subject to a vesting schedule. In the event of a change in control of our company, any unvested amounts vest immediately and we indemnify the plan participant for any expense incurred in enforcing his or her rights under the DCP.

Plan participants specify that portion of their accounts to be deemed invested in designated benchmark funds. This may be changed once in any calendar month by the plan participant. We credit earnings to the accounts based on the rate of return of the designated funds. For fiscal 2013, the designated funds produced returns ranging from -0.95% to 27.69%. Upon retirement or termination of employment other than due to death, plan participants may receive their account balances in the form of a lump-sum payment or in annual installments. In the event of death prior to the commencement of benefits or during payment of installments, the balances in a plan participant’s vested accounts as of the date of death are payable to the plan participant’s beneficiaries.

None of our NEOs made contributions to our DCP in fiscal 2013, and none of our NEOs has made contributions to such plan in the past.

Severance and Change in Control Benefits

We provide benefits to each of our NEOs in the event his employment is terminated. We provide these benefits through our SERP, 2008 Key Executive Plan and employment and severance agreements we have entered into with our NEOs.

Severance and Employment Agreements

We have entered into severance agreements with each of Messrs. Paliwal, Parker, Augsburger, Lawande and Mauser (“CIC Agreement”). Mr. Paliwal’s CIC Agreement provides that if, within six months prior to or two years following a change in control, as defined below, of our company, Mr. Paliwal is terminated without cause, as defined below, or under certain circumstances terminates his own employment, he is entitled to receive a severance payment. The CIC Agreements for the other NEOs, as amended, provide that if within two years following a change in control a NEO is terminated without cause or under certain circumstances terminates his own employment, he is entitled to receive a severance payment. For Mr. Paliwal, the severance payment is equal to three times the sum of Mr. Paliwal’s highest annual base salary during any period prior to his termination plus his highest annual cash incentive pay during the three fiscal years preceding the change in control. For Mr. Parker, the severance payment is equal to two times the sum of Mr. Parker’s highest annual base salary during any period prior to his termination plus his highest annual cash incentive pay during the three fiscal years preceding the change in control. For each of Messrs. Augsburger, Lawande and Mauser, the severance payment is equal to one and one-half times his highest annual base salary during any period prior to his termination.

Each of Mr. Paliwal and Mr. Parker is deemed to have been terminated without cause if he is terminated by us for any reason other than:

•	conviction of a felony; or

•	willful gross neglect or willful gross misconduct with respect to employment duties which results in material economic harm to us.

Each of our other NEOs is deemed to have been terminated without cause if he is terminated by us for any reason other than:

•	conviction of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with us;

•	intentional wrongful damage to property of our company or of any subsidiary;

•	intentional wrongful disclosure of secret processes or confidential information of our company or of any subsidiary; or

•	intentional wrongful engagement in any competitive activity;

and any such act shall have been demonstrably and materially harmful to our company.

Each of our NEOs is entitled to severance compensation if he terminates his employment within two years following a change in control (and for Mr. Paliwal, six months prior to or two years following a change in control) under the following circumstances:

•	failure to maintain his position (or one substantially equivalent) with our company;

•	significant adverse change in authority, power, function, responsibilities or duties;

•	reduction in base salary and bonus;

•	termination or reduction in employee benefits;

•	a subsequent change in control of our company in which the successor company does not assume all of our duties and obligations under the severance agreement;

•

relocation of his principal place of work of more than 50 miles or that requires him to travel away from his office 20% or more than was required in any of the three years immediately prior to the change in control; or

•	as to Mr. Paliwal only, for any reason in the thirteenth month following the change in control after a one year transition period.

In addition, each of Mr. Paliwal and Mr. Parker is entitled to severance compensation if he terminates his employment within six months prior to the change in control for good reason, which includes the following circumstances:

•	reduction in base salary and bonus;

•	as to Mr. Paliwal only, failure by our stockholders to elect or reelect him as a member of the Board;

•	diminution in any titles or a material diminution in duties or responsibilities; or

•	change in reporting relationship.

A change in control is defined as:

•

the acquisition by any person, entity or group of 25% or more of our voting stock, other than an acquisition by us or our subsidiaries or a company benefit plan, other than in a transaction that is not deemed a change in control as defined in the next bullet;

•	a reorganization, merger, consolidation, sale or other disposition of all or substantially all of our assets, or any other transaction having a similar effect unless:

•	the holders of our voting stock immediately prior to the transaction beneficially own more than 50% of the combined voting power of the surviving entity;

•	no person, entity or group beneficially owns 25% or more of the combined voting power of the surviving entity;

•	a majority of the directors of the surviving entity were directors of our company prior to the transaction;

•	when a majority of our directors (a) have not been approved by two-thirds of our then directors or (b) were elected or appointed as a result of an actual or threatened election contest; or

•	approval by our stockholders of a complete liquidation or dissolution of our company.

Each of the severance agreements for Mr. Paliwal and Mr. Parker also provides that we will pay an additional amount for Section 4999 excise taxes, subject to a limitation based on the overall cost of the severance agreement, including any additional “gross-up” payment for excise taxes, if applicable.

We have also entered into a letter agreement with Mr. Paliwal (“Paliwal Agreement”) and severance agreements with Messrs. Parker, Augsburger and Lawande (“Severance Agreement”). The provisions of the Paliwal Agreement provide for severance compensation if he is terminated without cause or if he terminates his employment for good reason. Mr. Paliwal is entitled to receive a severance payment equal to (1) two times the sum of his annual base salary plus his target annual bonus at the time of his termination, (2) a pro rata annual bonus based on actual performance for the portion of the fiscal year he was employed, (3) any unpaid bonus for the fiscal year preceding the year of termination, and (4) accelerated vesting of a pro rata number of any unvested restricted shares of the restricted stock award, inducement stock award and stock option award he received upon joining our company. The provisions of the Severance Agreements provide for severance compensation if the NEO is terminated without cause, or terminates his employment for “good reason.” Each NEO is entitled to receive a severance payment equal to (1) one time his annual base salary plus (2) a pro rata annual bonus based on actual performance for the portion of the fiscal year he was employed. The terms “cause,” “good reason” and “change in control” under the Paliwal Agreement and Severance Agreements are defined in the same manner as they are defined in the CIC Agreements. Additionally, the terms of these severance arrangements for each of our NEOs provides that the NEO shall not engage in any competitive activity, as defined in such agreements, without our written consent, during the term of such agreement and for a period of one year after his employment is terminated.

Supplemental Executive Retirement Plan

Mr. Paliwal and Mr. Augsburger are eligible for benefits under the SERP in the event of a change in control of our company or termination of employment under certain circumstances. Benefits payable under the SERP are based on the average of the participant’s highest Average Cash Compensation during any five consecutive years of employment by our company.

A participant whose employment is terminated prior to age 65 with at least 15 years of service, and who is not otherwise entitled to retirement benefits under the SERP, is entitled to an annual termination benefit equal to either (a) 30% of Average Cash Compensation, increased by 4% for each year of service over 15 years, up to a maximum of 50%, or (b) 15% of Average Cash Compensation, increased by 3% for each year of service over 15 years, up to a maximum of 30%, as designated by our company. The termination benefit commences upon the later of termination of the participant’s employment, other than due to death, or the participant reaching age 55, except that with respect to Mr. Paliwal, the full termination benefit commences upon the later of termination of the participant’s employment, other than due to death, or Mr. Paliwal reaching age 65. Mr. Paliwal will be entitled to receive a partial termination benefit if his employment terminates between the ages of 55 and 65. Mr. Paliwal has been designated as a participant entitled to receive an annual termination benefit of up to 50% of Average Cash Compensation and Mr. Augsburger has been designated as a participant entitled to receive an annual termination benefit of up to 30% of Average Cash Compensation.

Additionally, if a participant’s employment is terminated for any reason other than death within three years after a change in control of our company, the participant vests with the maximum designated retirement benefit regardless of age or years of service and we indemnify the participant for any expense incurred in enforcing the participant’s rights in the retirement benefit under the SERP. Under the SERP, a change in control is defined in the same manner as under Mr. Paliwal’s severance agreement, as described above.

A pre-retirement death benefit equal to two or three times the highest annual cash compensation earned by a participant during his or her employment with our company is paid to the beneficiaries of a participant who dies prior to the commencement of benefits under the SERP. Mr. Paliwal has been designated as a participant entitled to receive a death benefit equal to three times his highest annual cash compensation, and Mr. Augsburger has been designated as a participant entitled to receive a death benefit equal to two times his highest annual cash compensation. The benefit is paid to the participant’s designated beneficiary in a single lump sum or, at the request of the beneficiary and with the consent of the SERP’s administrative committee, the benefit may be paid in another form providing the actuarial equivalent of the lump-sum payment.

2008 Key Executive Officers Bonus Plan

In the event of a change in control of our company, each participant in the 2008 Key Executive Plan is entitled to the maximum award amount for that fiscal year without pro ration or any other deduction, provided that he or she is employed by us at the time of the change in control or, if the plan participant is no longer employed by us, the participant’s employment is terminated after commencement of discussions that resulted in a change in control of our company but within 180 days prior to the change in control. Under this plan, a change in control is defined in the same manner as under Mr. Paliwal’s severance agreement, as described above. If Proposal No. 4 in this Proxy Statement is approved by our stockholders, the proposed 2014 Key Executive Plan would reduce the award amount in the event of a change in control to a pro-rated amount of the executive’s target award amount.

Summary of Benefits

The following tables quantify potential compensation that would become payable to each of Messrs. Paliwal, Parker, Augsburger, Lawande and Mauser, under the agreements and our plans and policies discussed above, if his employment had terminated on June 30, 2013, given his base salary as of that date and, if applicable, the closing price of our Common Stock on June 28, 2013.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in these tables. Factors that could affect these amounts include the date the termination event occurs, the base salary of an executive officer on the date of termination of employment and the price of our Common Stock when the termination event occurs.

Dinesh Paliwal

	Cash Severance Payments($)		Tax Gross Up Payments ($)	Acceleration of Equity Awards($)(1)	Pension Benefits($)(2)	Total($)
Voluntary Termination	$0		$0	$0	$11,607,411	$11,607,411
Termination With Cause	0		0	0	11,607,411	11,607,411
Termination Without Cause/Good Reason	7,161,000	(3)	0	22,476,000	16,782,724	46,419,724
Death	0		0	22,476,000	17,971,551	40,447,551
Disability	0		0	22,476,000	16,782,724	39,258,724
Retirement	0		0	0	11,607,411	11,607,411
Change in Control(4)	21,484,000	(5)	23,576,000	28,398,000	16,782,724	90,240,724

(1)	Under the terms of Mr. Paliwal’s agreements representing awards of stock options, restricted shares and RSUs, a specified amount of unvested awards become vested upon a change in control, termination without cause or for good reason, and upon Mr. Paliwal’s death or disability, as such terms are defined in the award agreements. The amounts shown represent the value of the unvested stock options, restricted shares and RSUs on June 28, 2013, the last trading day of our fiscal year ended June 30, 2013, at $54.20 per share, the closing price of our Common Stock on that date.
(2)	Includes death benefit and present value of accumulated retirement benefits, as applicable, that Mr. Paliwal would be entitled to under our SERP.
(3)	Represents the amount payable under the Paliwal Agreement.
(4)	To receive these benefits under his CIC Agreement, a qualifying termination of Mr. Paliwal’s employment must occur within six months prior to or within two years following a change in control.
(5)	Represents the amount payable under Mr. Paliwal’s CIC Agreement. Also includes the award for fiscal 2013 that Mr. Paliwal is entitled to under the 2008 Key Executive Plan upon a change in control of our company.

Herbert Parker

	Cash Severance Payments	Tax Gross Up Payments	Acceleration of Equity Awards(1)	Total
Voluntary Termination	$0	$0	$0	$0
Termination With Cause	0	0	0	0
Termination Without Cause/Good Reason(2)	560,000	0	0	560,000
Death	0	0	2,036,000	2,036,000
Disability	0	0	2,036,000	2,036,000
Retirement	0	0	0	0
Change in Control(3)	3,529,000	3,544,000	5,510,000	12,583,000

(1)	Under the terms of Mr. Parker’s agreements representing awards of stock options, restricted shares and RSUs, any unvested awards become vested upon a change in control, as defined in the award agreements and a certain amount of unvested awards become vested upon his death or disability. The amount shown represents the value of unvested stock options, RSUs and unvested restricted shares on June 28, 2013, the last trading day of our fiscal year ended June 30, 2013, at $54.20 per share, the closing price of our Common Stock on that date.
(2)	Represents the amount payable under his Severance Agreement.
(3)	To receive these benefits under his CIC Agreement, a qualifying termination of Mr. Parker’s employment must occur six months prior to or within two years following a change in control.

Blake Augsburger

	Cash Severance Payments	Acceleration of Equity Awards(1)	Pension Benefits(2)	Total
Voluntary Termination	$0	$0	$0	$0
Termination With Cause	0	0	0	0
Termination Without Cause/Good Reason(3)	464,000	0	0	464,000
Death	0	1,701,000	1,868,520	6,874,520
Disability	0	1,701,000	1,327,261	5,770,261
Retirement	0	0	0	0
Change in Control(4)	1,394,000	4,619,000	2,923,013	17,187,013

(1)	Under the terms of Mr. Augsburger’s agreements representing awards of stock options and RSUs, any unvested awards become vested upon a change in control, as defined in the award agreements and a certain amount of unvested awards become vested upon his death or disability. The amount shown represents the value of unvested stock options and RSUs on June 28, 2013, the last trading day of our fiscal year ended June 30, 2013, at $54.20 per share, the closing price of our Common Stock on that date.
(2)	Represents the death benefit that Mr. Augsburger is entitled to under our SERP and the present value of accumulated retirement benefits, as applicable, that Mr. Augsburger would be entitled to under our SERP due to accelerated vesting of his benefit.
(3)	Represents the amount payable under his Severance Agreement.
(4)	To receive these benefits under the 2008 Key Executive Plan and his CIC Agreement, a qualifying termination of Mr. Augsburger’s employment must occur within two years following a change in control.

Sachin Lawande

	Cash Severance Payments	Acceleration of Equity Awards(1)	Total
Voluntary Termination	$0	$0	$0
Termination With Cause	0	0	0
Termination Without Cause/Good Reason(2)	464,000	0	464,000
Death	0	2,400,000	2,400,000
Disability	0	2,400,000	2,400,000
Retirement	0	0	0
Change in Control(3)	1,394,000	5,636,000	7,030,000

(1)	Under the terms of Mr. Lawande’s agreements representing awards of stock options, RSUs and restricted shares, any unvested awards become vested upon a change in control, as defined in the award agreements and a certain amount of unvested awards become vested upon his death or disability. The amount shown represents the value of unvested stock options, RSUs and restricted shares on June 28, 2013, the last trading day of our fiscal year ended June 30, 2013, at $54.20 per share, the closing price of our Common Stock on that date.
(2)	Represents amount payable under his Severance Agreement.
(3)	To receive these benefits under his CIC Agreement, a qualifying termination of Mr. Lawande’s employment must occur within two years following a change in control.

Michael Mauser

	Cash Severance Payments	Acceleration of Equity Awards(1)	Pension Benefits(2)	Total
Voluntary Termination	$0	$0	$0	$0
Termination With Cause	0	0	0	0
Termination Without Cause/Good Reason(3)	497,000	0	0	497,000
Death	0	1,771,000	990,315	2,761,315
Disability	0	1,771,000	0	1,771,000
Retirement	0	0	0	0
Change in Control(4)	1,492,000	4,788,000	0	6,280,000

(1)	Under the terms of Mr. Mauser’s agreements representing awards of stock options and RSUs, any unvested awards become vested upon a change in control, as defined in the award agreements and a certain amount of unvested awards become vested upon his death or disability. The amount shown represents the value of unvested stock options and RSUs on June 28, 2013, the last trading day of our fiscal year ended June 30, 2013, at $54.20 per share, the closing price of our Common Stock on that date.
(2)	Includes death benefit and present value of accumulated retirement benefits, as applicable, that Mr. Mauser would be entitled to under our SERP.
(3)	Represents amount payable under his employment agreement.
(4)	To receive these benefits under his CIC Agreement, a qualifying termination of Mr. Mauser’s employment must occur within two years following a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Company Policies Regarding Related Party Transactions

The Board has not adopted a formal written policy regarding a transaction or series of transactions involving our company and a related party. A related party is one of our executive officers, a director, a person owning more than 5% of any class of our securities, an entity in which any of such persons is employed or is a partner or principal, or an immediate family member of such a person. The Board may consider the desirability of adopting a formal written policy during fiscal 2014. However, given our history and past practice, the Board may decide that such action is unnecessary.

While the Board has not adopted a formal written policy, directors are typically made aware of any transaction or transactions involving our company and a related party. On an annual basis, we request that each of our directors and executive officers identify potential related party transactions involving the director or executive officer and his or her family. If such transactions are discovered, they must be approved by either the Audit Committee or the Board. In addition, our Code of Business Conduct provides that employees are to avoid situations or activities where their personal interests are, or may appear to be, in competition with or in opposition to our interests.

Certain Relationships

Neusoft

Dr. Liu, one of our directors, is the chairman and chief executive officer of Neusoft Corporation. In fiscal 2009, we entered into a three-year agreement with Neusoft for engineering and software development services. In fiscal 2010, we entered into a five-year agreement with a subsidiary of Neusoft for engineering and software development services. Payments to Neusoft under these agreements in fiscal 2013, fiscal 2012 and fiscal 2011 totaled, in the aggregate, approximately $31.0 million, $32.6 million and $24.9 million, respectively.

The terms of these transactions were negotiated on an arms-length basis and were fair and in the best interests of our company. Dr. Liu does not have a material interest in these transactions.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that stockholders vote FOR ratification of KPMG LLP as our company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.

The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm to examine our company’s consolidated financial statements for the fiscal year ending June 30, 2014 and to render other professional services as required.

The Audit Committee is submitting the appointment of KPMG LLP to stockholders for ratification. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

INDEPENDENT AUDITOR

Selection

KPMG LLP served as our company’s independent auditor for fiscal year 2013.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for fiscal years 2013 and 2012, and fees billed for other services rendered by KPMG LLP.

Type of Fees	Fiscal Year 2013	Fiscal Year 2012
Audit fees(1)	$5,052,000	$4,685,482
Audit-related fees(2)	172,000	145,078
Tax fees(3)	980,000	638,488
All other fees(4)	38,000	43,515
Total	$6,242,000	$5,512,563

(1)	Audit fees consist principally of fees for the audit of our annual financial statements, including the audit of our internal controls over financial reporting, review of our financial statements included in our quarterly reports on Form 10-Q for those years and foreign statutory audits.
(2)	Audit-related fees consist principally of the audit of our retirement savings plan and pension schemes, as well as other attestation and compliance services.
(3)	Tax fees consist principally of fees for tax compliance and preparation, tax advice and tax planning.
(4)	All other fees consist principally of fees for advisory services, training and subscription services to professional literature databases.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided to our company by the independent auditors (except for items exempt from pre-approval requirements under applicable laws and rules). All audit and non-audit services for fiscal year 2013 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee is currently composed of five directors who are neither officers nor employees of Harman International Industries, Incorporated (“Harman”). All members of the Audit Committee are “independent” as that term is defined by the New York Stock Exchange listing standards. The committee operates under a written charter approved by the Board.

In connection with its review of the audited financial statements appearing in Harman’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, the Audit Committee:

•	discussed these financial statements with Harman’s management and KPMG LLP, its independent auditors;

•

discussed with KPMG LLP those matters related to the conduct of the audit that are required to be communicated by the independent registered accounting firm to the Audit Committee under the Rules adopted by the Public Company Accounting Oversight Board (“PCAOB”), including KPMG LLP’s judgments as to the quality, not just the acceptability of Harman’s accounting principles; and

•

received and reviewed the written disclosures and the letter from KPMG LLP regarding its independence from Harman, as set forth in the applicable requirements of the PCAOB, and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Harman’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, as filed with the SEC.

This report is submitted by the members of the Audit Committee.

Members of the Audit Committee

Kenneth M. Reiss (Chair)

John W. Diercksen

Dr. Harald Einsmann

Hellene S. Runtagh

Frank S. Sklarsky

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO OUR 2012 STOCK OPTION AND INCENTIVE PLAN

The Board of Directors recommends that stockholders vote FOR approval of the amendment to the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan

On October 15, 2013, the Compensation Committee adopted, subject to stockholder approval, an amendment to the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (the “2012 Incentive Plan”). The proposed amendment would (a) increase the number of shares of Common Stock available for issuance under the 2012 Incentive Plan by 2,869,821 shares from 4,400,000 to 7,269,821 and (b) modify certain share counting provisions (the “2012 Incentive Plan Amendment”).

The 2012 Incentive Plan initially authorized the issuance of 4,400,000 shares of Common Stock, of which 1,630,179 shares are available for future awards as of September 30, 2013. All of the shares currently available for future awards under the 2012 Incentive Plan may be issued upon the exercise of nonqualified stock options and, due to the fact that delivery of shares pursuant to certain types of awards will reduce the remaining available shares by a ratio of 1.71 to one, 953,321 shares may be issued as full-value awards denominated in shares of Common Stock. The Compensation Committee believes that the increase in the aggregate number of shares available for future grants under the 2012 Incentive Plan is appropriate to permit the grant of equity awards at expected levels for the next three years. If the 2012 Incentive Plan Amendment is not approved by the stockholders, it will be of no effect and the amount of shares available for issuance under the 2012 Incentive Plan will remain unchanged.

	Total Shares Available for Issuance under the Plan	Each Full-Value Share Granted Reduces the Available Shares by:
Prior to Amendment	1,630,179	1.71 Shares
Upon Amendment (Existing Shares Plus New Request)	4,500,000	1.5 Shares

Under all of our company’s equity-based incentive plans, including the Amended and Restated 2002 Stock Option and Incentive Plan, as amended (the “2002 Incentive Plan”), 2,103,819 shares of Common Stock are issuable under outstanding stock options and 1,598,670 shares are issuable under non-option awards, specifically RSUs and stock appreciation rights, each as of September 30, 2013. Of the 1,598,670 non-option awards, 2,632 are cash-settled RSUs and 13,623 are cash-settled stock appreciation rights. As of September 30, 2013, the outstanding stock options had a weighted average exercise price of $62.89 and a weighted average remaining life of 6.84 years. As of September 30, 2013, 1,630,179 shares of Common Stock were available for grant under the 2012 Incentive Plan and no shares are available for grant under the 2002 Incentive Plan.

The Compensation Committee believes that equity-based compensation programs are an important element of our company’s continued financial and operational success. In approving the 2012 Incentive Plan Amendment, the Compensation Committee considered the recent history of our company’s discretionary equity award grants and grants made under contractual obligations with our officers under the 2012 Incentive Plan, the intended purpose of the 2012 Incentive Plan, which is to attract and retain officers, employees, and non-employee directors, and the number of shares that would be reserved for issuance under the 2012 Incentive Plan, as amended (representing approximately 6.5% of the outstanding shares of Common Stock as of October 7, 2013 assuming all shares available under the 2012 Incentive Plan are issued). We believe this amendment reflects best practices in our industry and allows the establishment of a stronger pay-for-performance culture.

You are being asked to approve the 2012 Incentive Plan Amendment. You should read and understand the terms of the 2012 Incentive Plan Amendment and 2012 Incentive Plan before you vote. Other than with respect to the increase in the shares available under the 2012 Incentive Plan and the modification of certain share counting provisions, the amendment will not affect the terms of the plan, which will remain unchanged from those approved by our stockholders two years ago. A summary of the 2012 Incentive Plan, as it is proposed to be amended, appears below and the full text of the 2012 Incentive Plan Amendment is attached to this Proxy Statement as Appendix A. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting will be required to approve the 2012 Incentive Plan Amendment.

Plan Summary

A summary of the material features of the 2012 Incentive Plan, which would also apply to the shares that are the subject of the 2012 Incentive Plan Amendment, appears below. This summary does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of the 2012 Incentive Plan which was filed as Appendix A to the definitive proxy statement filed with the SEC on October 28, 2011, and the 2012 Incentive Plan Amendment, which is attached to this Proxy Statement as Appendix A.

Administration

The Compensation Committee of our Board generally administers the 2012 Incentive Plan, although our Board may exercise that authority itself or delegate administrative powers under the 2012 Incentive Plan to another committee of the Board. In addition, the Compensation Committee generally may delegate its authority to one or more committees and/or to senior managers, to the extent permitted by law, except for matters affecting any executive officers. All such delegations must be made in accordance with Delaware law. All determinations involving awards that are intended to be exempt from the deduction limitations of Section 162(m) of the Code must be made by the Compensation Committee or another committee of outside directors meeting the requirements for the performance-based compensation exception. Determinations of the Compensation Committee or its delegates concerning any matter arising in connection with the 2012 Incentive Plan are final, binding and conclusive on all interested parties. Such determinations include such matters as determining the awards that will be made under the 2012 Incentive Plan, interpretation of plan provisions, and decisions to accelerate vesting or waive forfeiture of any award.

The Compensation Committee has delegated to a committee composed of senior management, all of its powers to administer the 2012 Incentive Plan, except those powers relating to matters affecting any executive officers.

Number of Authorized Shares Submitted to Our Stockholders

We are asking our stockholders to approve an amendment to the 2012 Incentive Plan that would increase the number of shares available for grants of awards under the 2012 Incentive Plan to a total of 4,500,000. As discussed below, delivery of shares pursuant to certain types of awards will reduce the remaining available shares by a ratio of 1.5 to one, which reflects a decrease in the fungible ratio from 1.71. Under all of our company’s existing equity-based incentive plans, including the 2002 Incentive Plan, as of September 30, 2013, 2,103,819 shares of Common Stock are issuable pursuant to outstanding stock options, and there are 1,598,670 RSUs and stock appreciation rights outstanding. Of the 1,598,670 non-option awards, 2,632 are cash-settled RSUs and 13,623 are cash-settled stock appreciation rights. As of September 30, 2013, the outstanding stock options had a weighted average exercise price of $62.89 and a weighted average remaining life of 6.84 years. No further awards may be granted under our prior equity plans, although awards granted under such plans prior to the effective date of the 2012 Incentive Plan will continue to remain outstanding under their terms and may be settled with shares that are in addition to the 1,630,179 shares that were available as of September 30, 2013 for future grants under the 2012 Incentive Plan. The closing market price of our Common Stock on September 30, 2013 was $66.23.

Term of Plan

The 2012 Incentive Plan became effective as of December 7, 2011 (the “Effective Date”) and provides that no grants may be made under the plan after the tenth anniversary of the Effective Date.

Individual Limitations on Awards

The 2012 Incentive Plan provides that in any calendar year, no participant shall be granted (1) nonqualified stock options (“NQSOs”) and stock appreciation rights (“SARs”), in the aggregate, for more than 750,000 shares, and (2) qualified performance based awards other than NQSOs and SARs representing more than 750,000 shares in the aggregate.

Share Counting Rules

Delivery of shares pursuant to an award that is not a NQSO or a SAR granted after the effective date of the 2012 Incentive Plan Amendment shall reduce the number of shares available for delivery by 1.5 times the number of shares delivered pursuant to the award (delivery of shares pursuant to such an award granted prior to the date of such amendment shall reduce the number of shares available for delivery under the plan by 1.71 times the number of shares delivered pursuant to the award). Shares delivered pursuant to a NQSO or a SAR shall reduce the number of shares available under the 2012 Incentive Plan by one share for each share that is delivered.

Shares subject to awards granted under the 2012 Incentive Plan are not counted as used unless and until they are actually issued and delivered to a participant. Upon payment in cash of the benefit provided by any award, shares that were covered by such award will be available for issue or transfer under the 2012 Incentive Plan. We are amending the 2012 Incentive Plan to provide that shares tendered or withheld in payment of the exercise price of a NQSO or SAR and shares tendered or withheld by our company to satisfy tax withholding obligations are not added to the aggregate limit under the 2012 Incentive Plan. Shares that are repurchased by our company with NQSO and SAR proceeds are not added to the aggregate limit under the 2012 Incentive Plan. Shares covered by a SAR, to the extent the award is exercised and settled in shares, and regardless of whether all shares covered by the award are actually issued to the participant upon exercise, are considered issued or transferred pursuant to the 2012 Incentive Plan. The 2012 Incentive Plan also provides that shares that are delivered in settlement of an award issued in connection with the assumption or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition, or as a post-transaction grant under such a plan or arrangement of an acquired entity, will not be counted against the maximum number of shares available for delivery under the plan, to the extent that the exemption from the stockholder approval requirements of the listing standards of the New York Stock Exchange relating to mergers and acquisitions is available.

Persons Eligible for Grants

The Compensation Committee or its permitted delegate may grant awards under the 2012 Incentive Plan to any of our directors and to any employees of our company or any subsidiary of our company who are eligible to participate. Approximately 400 people currently participate in the 2012 Incentive Plan.

Awards In General

The Compensation Committee has broad authority to establish the terms and conditions of the awards granted under the 2012 Incentive Plan, including the ability to specify the employees and directors who will be granted awards and the types of awards they will receive.

Types of Awards

In addition to cash awards (described below), the 2012 Incentive Plan authorizes the grant of several types of stock-based awards, including NQSOs, SARs, restricted stock awards, RSUs, unrestricted shares, qualified performance-based awards under Section 162(m) of the Code, interest equivalent awards, and, in the case of awards other than NQSOs, SARs and unvested performance awards, dividend equivalents.

NQSOs

NQSOs are stock options allowing the recipient to purchase a fixed number of shares of our Common Stock for a fixed price which are not tax-qualified under the Code. Under the 2012 Incentive Plan, the exercise price of any option must be no less than the fair market value, as defined in the 2012 Incentive Plan, of our Common Stock on the grant date. The 2012 Incentive Plan permits the Compensation Committee to include various terms in the options in order to enhance the linkage between stockholder and management interests. These include permitting participants to deliver shares of our Common Stock in payment of the exercise price and making the exercise or vesting of options contingent upon the satisfaction of performance criteria. The 2012 Incentive Plan provides that the term of any option granted may not exceed 10 years and that each option may be exercised for such period as may be specified by the Compensation Committee in the grant of the option.

Stock Appreciation Rights

SARs constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of our Common Stock on the exercise date. The exercise price of a SAR must be no less than the fair market value of our Common Stock on the grant date. SARs may be granted alone or in tandem with options. SARs granted in tandem with options must have an exercise price equal to the exercise price per share of the related options. The exercise of all or a portion of a SAR granted with a related option results in the forfeiture of all or a corresponding portion of the related option, and vice versa. The Compensation Committee determines the form (whether in cash, shares or a combination thereof) and timing of payments made upon exercise of a SAR, whether interest or dividend equivalent rights will be paid with respect to such payments.

Restricted Stock Awards

Recipients of restricted stock awards generally receive dividends and have all the customary voting and other rights of a stockholder during the restricted period, but may not sell, transfer, or otherwise dispose of the restricted stock. Dividends may be paid currently, or held subject to the same restrictions as the underlying shares during the restricted period. The Compensation Committee may set the terms and conditions of restricted stock awards, including restrictions against sale, transfer or other disposition, may make the lapse of such restrictions contingent on the achievement of performance goals and may grant an award of dividend equivalent units in connection with a restricted stock award.

Restricted Share Unit Awards

RSUs represent the right to receive a specified number of shares of our Common Stock at such times, and subject to such conditions, as the Compensation Committee determines. A participant to whom RSUs are awarded has no rights as a stockholder with respect to the shares represented by the RSUs unless and until shares are actually delivered to the participant in settlement of the award. However, RSUs may have dividend equivalent rights if so determined by the Compensation Committee.

Dividend and Interest Equivalent Awards

Cash dividends are not paid on shares underlying grants that have been awarded under the 2012 Incentive Plan but not yet been delivered. However, as described above, the Compensation Committee may provide for the payment of dividend equivalents in respect of any award, other than awards of NQSOs or SARs, pursuant to which shares of our Common Stock are or may become deliverable in the future, equal in value to the cash dividends that would have been paid with respect to each share subject to the award if it had been outstanding from the date of grant. Dividend equivalents may be payable in cash or shares of our Common Stock, either from time to time before shares are delivered pursuant to the award (including upon payment of the underlying dividends), or at the time the shares are delivered. Dividend equivalents may also be converted into contingently credited shares of our Common Stock deliverable at such time or times as the Compensation Committee may determine. Our Compensation Committee may also provide for payment of interest equivalents on any portion of any award payable at a future time in cash, and on dividend equivalents that are payable at a future time in cash.

Cash Awards

In addition to the various types of equity-based awards described above, the 2012 Incentive Plan permits the Compensation Committee to grant cash awards, subject to such terms and conditions, if any, as it determines, such as requiring continued employment or continued service and/or performance conditions. These awards may be designated as qualified performance-based awards as described below. The aggregate maximum payment value in any calendar year that any one participant may receive under performance-based cash awards that are so designated is $5 million.

Qualified Performance-Based Awards

Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to a “covered employee.” A “covered employee” is an employee who is, on the last day of the company’s taxable year in which the deduction would otherwise be claimed, the company’s chief executive officer or one of the other three highest paid officers named in its proxy statement (excluding its chief financial officer). This limit does not apply to compensation that satisfies the applicable requirements for a performance-based compensation exception, one of which is that stockholders approve the material terms of the compensation.

The 2012 Incentive Plan incorporates the requirements for the performance-based compensation exception applicable to NQSOs and SARs so that all such awards should qualify for the exception. In addition, the Compensation Committee may grant other awards designed to qualify for this exception. These other awards are referred to as qualified performance-based awards. These qualified performance-based awards must be made subject to the achievement of objective performance goals, established by the Compensation Committee in accordance with Section 162(m) and the applicable regulations, based upon the attainment of specified levels of one or more of the following management objectives as applied to our company as a whole, to any subsidiary, division or other unit of our company, or the individual participant: cash flow/net assets ratio; return on capital or assets; return on consolidated equity; revenue; cash flow; stock price or total return to stockholders; operating income or earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; enterprise value; cost initiatives, including relative growth and geographic or strategic targets involving one or more of the following — capital expenditures, cost of purchased material and full-time and part-time payroll; and economic value added or economic profit earnings per share. The achievement of these goals may be determined without regard to the effect of specified unusual events, such as restructuring charges and the cumulative effect of accounting changes required under generally accepted accounting principles, as determined by the Compensation Committee in connection with the establishment of the goals.

The Compensation Committee may impose other conditions, such as continued employment, for qualified performance-based awards to be earned, vested and/or payable. It may also reserve the right, in connection with the grant of a qualified performance-based award, to exercise negative discretion to reduce the amount of the award that is earned, vested or payable to the participant below the amount determined in accordance with the applicable goals, but it may not increase the amount so earned, vested or payable above the amount determined in accordance with the applicable goals. Achievement of the performance goals applicable to a qualified performance-based award may be waived by the Compensation Committee only in the event of the death or disability of the participant. In addition, qualified performance-based awards may, to the extent provided in the applicable award agreements for such awards, be subject to accelerated vesting upon a change of control.

Transferability of Options

Options granted under the 2012 Incentive Plan are not transferable except by will, the laws of descent and distribution, or upon the holder’s death pursuant to a beneficiary designation, and they may be exercised during the holder’s lifetime only by the holder or the holder’s guardian or legal representative. The 2012 Incentive Plan gives the Compensation Committee the discretion to make NQSOs transferable. It is not expected that the Compensation Committee will exercise this discretion on a regular basis.

Anti-dilution

In the event of any change in our capitalization as the result of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of our ownership of an affiliate, or other similar transaction, the Compensation Committee or our Board may, and in the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization, or another event similar to any of the foregoing, affecting our capital structure, or a separation or spin-off of an affiliate without consideration or other extraordinary dividend of cash or other property to our stockholders, the Compensation Committee or our Board shall, make substitutions or adjustments in the aggregate number and kind of shares reserved for delivery under the 2012 Incentive Plan, in the limitation on individual awards described below, in the number and kind of shares subject to outstanding awards, in the exercise price of outstanding options and stock appreciation rights, and/or such other equitable substitution or adjustments as it may determine to be appropriate. However, the Compensation Committee cannot make any adjustments that would cause certain awards to fail to be tax deductible pursuant to the Section 162(m) exemption described above.

Amendment or Termination

Our Compensation Committee may amend or terminate the 2012 Incentive Plan or any outstanding awards at any time, provided that no grants previously made under the 2012 Incentive Plan are adversely affected without the consent of the affected participants, except as a result of changes in law or other developments and, provided further, that no amendments to the 2012 Incentive Plan will, without the approval of our stockholders, permit our company to reprice any outstanding option or SAR. Amendments to change the number of shares authorized for use under the 2012 Incentive Plan must be approved by our Board and our stockholders.

Non-U.S. Participants

To accommodate differences in local law, tax policy or custom, awards granted to employees who are not U.S. nationals or who are employed outside the United States may be subject to special terms, conditions and documentation as provided by the Compensation Committee. Our Compensation Committee may also grant substitutes for awards to non-U.S. employees.

Registration and Compliance with Applicable Law

If the Compensation Committee determines under U.S. federal, state or local or foreign law or practice, that government approval or the registration, qualification, or listing of shares of our Common Stock is necessary or desirable in connection with the granting of awards or their exercise, or the purchase or receipt of shares pursuant to awards, no shares pursuant to an affected award may be purchased or received before the Compensation Committee is satisfied that the desired actions have been completed. Our Compensation Committee will not be required to issue any shares of our Common Stock pursuant to an award before it has received all required information and determined that such issuance is in compliance with all applicable laws and securities exchange rules.

Awards Under the 2012 Incentive Plan

During the fiscal year ended June 30, 2013, options to purchase 533,724 shares of our common stock, 566,853 stock-settled RSUs, 970 cash-settled RSUs and 7,281 cash-settled SARs were granted under the 2012 Incentive Plan. As of September 30, 2013, there were 1,630,179 shares available for grant under the 2012 Incentive Plan.

New Plan Benefits

Awards to be received by individual participants are not determinable because the Compensation Committee (or its delegate) determines the amount and nature of any award under the 2012 Incentive Plan in the respective committee’s sole discretion at the time of grant. In addition, awards are dependent upon a number of factors, including the value of our Common Stock on future dates and the exercise decisions of participants. As a result, the benefits that might be received by participants receiving discretionary grants under the 2012 Incentive Plan are not determinable. The following table shows the amounts that were awarded to our NEOs, all executive officers as a group and all non-executive employees as a group for the fiscal year ended June 30, 2013 under the 2012 Incentive Plan:

Name and Position	Dollar Value ($) of Non-Option Awards(1)	Number of Non-Option Awards(2)	Dollar Value ($) of Stock Options(3)	Number of Stock Options
Dinesh Paliwal, Chairman, CEO and President	$7,380,256	155,472
Herbert Parker, Executive Vice President and Chief Financial Officer	1,545,861	32,565
Blake Augsburger, Executive Vice President and President — Professional Division	1,236,688	26,052
Sachin Lawande, Executive Vice President and President — Infotainment Division	1,422,249	29,961
Michael Mauser, Executive Vice President and President — Lifestyle Division	1,422,249	29,961
Executive Group	16,717,367	352,167	$488,106	10,949
Non-Executive Officer Employee Group	9,115,890	192,905	24,674,888	522,775
Non-Employee Director Group	1,274,926	30,032

(1)	Dollar value of non-option awards is based on the closing price of our Common Stock on the date of the grant and the number of units awarded.
(2)	Non-option awards includes RSUs and SARs.
(3)	Dollar value of stock options is based on the closing price of our Common Stock on the date of the grant and the number of options awarded.

Federal Income Tax Considerations

The discussion below summarizes the expected federal income tax treatment of awards under the 2012 Incentive Plan, under currently applicable laws and regulations.

NQSOs

A recipient generally does not recognize taxable income on the grant of NQSOs, but does recognize ordinary income on the exercise date. The amount of income in the case of an NQSO exercise is the amount by which the fair market value of the shares received on the date of exercise exceeds the option price. Our company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the recipient from the exercise of NQSOs, subject to the limitations of Section 162(m) of the Code.

SARs

A recipient generally does not recognize taxable income on the grant of SARs, but does recognize ordinary income on the exercise date. The amount of income in the case of a SAR exercise is the amount by which the fair market value of the shares or cash received on the date of exercise exceeds the exercise price. Our company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the recipient from the exercise of SARs, subject to the limitations of Section 162(m) of the Code.

Restricted Stock Awards

A recipient generally does not recognize taxable income on the grant of restricted stock, but does recognize ordinary income on the vesting date, or the date the recipient’s interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. Any dividends paid on the restricted stock before the vesting date are also taxable as compensation income upon receipt.

However, a recipient may elect to recognize income upon the grant of restricted stock, rather than when the recipient’s interest is freely transferable and no longer subject to a substantial risk of forfeiture, equal to the fair market value of the shares on the date of the award. If the recipient makes this election, dividends paid with respect to the restricted shares that are paid currently (rather than held subject to forfeiture) will not be treated as compensation, but rather as dividend income, and the recipient will not recognize additional income when the restrictions applicable to the restricted stock lapse. The recipient will not be entitled to any deduction if, after making this election, he or she forfeits any of the restricted stock. If restricted stock is forfeited after this election is made, the recipient will not be entitled to a refund of the ordinary income tax paid on the restricted stock. The recipient may, however, be entitled to receive a capital loss deduction upon forfeiture. Our company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of restricted stock, subject to the limitations of Section 162(m) of the Code.

Restricted share units

A recipient does not recognize taxable income on the grant of RSUs, but does recognize ordinary income when they vest, unless settlement of the RSUs (whether in shares and/or cash) is deferred in accordance with the requirements of federal tax law. If these requirements are met, the recipient will recognize taxable income when the shares and/or cash are delivered. The amount of this ordinary income will be the fair market value of the shares on the date of vesting or delivery, as applicable, plus the amount of cash payable or paid, as applicable. Any dividends paid on the RSUs are also taxable as compensation income upon vesting or payment, as applicable.

Our company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of RSUs, subject to the limitations of Section 162(m) of the Code.

Dividend and Interest Equivalent Awards

A recipient recognizes ordinary income when the right to receive unrestricted shares and/or cash pursuant to a dividend or interest equivalent award vests or, if delivery of those shares or cash is deferred in accordance with the requirements of federal tax law, upon delivery. The amount of this ordinary income will be the fair market value of the shares on that date of any shares delivered, plus the amount of cash paid. If restricted shares are delivered pursuant to such an award, they will be taxed as described above under “Restricted Stock.”

Withholding

Our company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a dividend or interest equivalent award, subject to the limitations of Section 162(m) of the Code. Our company may take such action as it deems appropriate for the withholding of any taxes that we are required by law to withhold in connection with the grant or (as applicable) exercise of any award, including, without limitation, withholding cash or shares that would be paid or delivered pursuant to the exercise or grant of any award, canceling any portion of the award (or any other award under the plan), or selling any property contingently credited by our company for the purpose of paying such award (or any other award under the plan), in each case in order to withhold or reimburse our company for the minimum amount required to be withheld.

Section 162(m) Limitations

As explained in more detail above under “Plan Summary — Qualified Performance-Based Awards,” Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception.

The 2012 Incentive Plan is designed so that NQSOs and SARs qualify for this exemption, and it also permits the Compensation Committee to grant other awards designed to qualify for this exception. However, the Compensation Committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to our company.

PROPOSAL NO. 4

APPROVAL OF THE 2014 KEY EXECUTIVE OFFICERS BONUS PLAN

The Board of Directors recommends that stockholders vote FOR approval of the 2014 Key Executive

Officers Bonus Plan

On September 10, 2013, the Compensation Committee approved, subject to stockholder approval, the 2014 Key Executive Officers Bonus Plan (the “2014 Key Executive Plan”). As compared to the 2008 Key Executive Plan, the new plan would (i) increase the maximum annual cash awards payable to any plan participant from $3 million to $5 million and (ii) limit a participant’s annual award amount upon a Change in Control (as such term is defined in the 2014 Key Executive Plan) to a pro-rated amount of the participant’s target award amount.

The purpose of the 2014 Key Executive Plan is to attract and retain key executives and to provide them with incentives for superior performance. It is necessary to submit the 2014 Key Executive Plan to stockholders for approval in order to satisfy the stockholder approval requirements of Section 162(m) of the Code. The 2014 Key Executive Plan will allow us to apply consistent performance measures in granting incentive awards to our senior management.

You are being asked to approve the 2014 Key Executive Plan. You should read and understand the terms of the 2014 Key Executive Plan before you vote. A summary of the 2014 Key Executive Plan appears below and the full text of the 2014 Key Executive Plan is attached to this Proxy Statement as Appendix B. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting will be required to approve the 2014 Key Executive Plan. No awards will be paid under the 2014 Key Executive Plan unless and until the 2014 Key Executive Plan is approved by our stockholders

2014 Key Executive Plan Summary

This summary of the material features of the 2014 Key Executive Plan does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of the 2014 Key Executive Plan, which is attached to this Proxy Statement as Appendix B.

Administration

The 2014 Key Executive Plan will be administered by the Compensation Committee, which has full authority to interpret and oversee the operation of the 2014 Key Executive Plan. The Board may appoint a new plan committee at its discretion. The plan committee will in any event be comprised of not fewer than two directors, each of whom qualifies as an “outside director” for purposes of Section 162(m) of the Code and the applicable Treasury regulations.

Eligibility

Our Chief Executive Officer and any other executive officer of our company designated by the Compensation Committee are eligible to receive an award under the 2014 Key Executive Plan. Currently, all ten of our executive officers are designated as eligible to receive awards under the 2014 Key Executive Plan.

Performance Measures and Awards

No later than the 90th day of each fiscal year, the Compensation Committee will meet to establish performance measures for the fiscal year and the maximum cash award payable to each plan participant if these goals are met. Currently, cash awards paid under the 2008 Key Executive Plan to a plan participant shall not exceed $3,000,000 during any fiscal year. If the 2014 Key Executive Plan is approved by our stockholders, cash awards paid under the 2014 Key Executive Plan to a plan participant shall not exceed $5,000,000 during any fiscal year.

After the end of each fiscal year, the Compensation Committee will meet to determine whether the performance measures for the fiscal year were met. If the goals were met, the Compensation Committee will establish the amount of the cash award to be paid to each plan participant, exercising discretion only to decrease the award amount.

Performance Measures

The performance measures under the 2014 Key Executive Plan are based on specified levels of, or growth in, one or more of the following areas:

•	return on stockholder equity;

•	cash flow/net assets ratio;

•	return on total capital or assets;

•	return on invested capital;

•	return on consolidated equity;

•	earnings or earnings per share;

•	revenue;

•	cash flow and free cash flow;

•	stock price or total return to stockholders;

•	operating income or earnings before interest and taxes (EBIT);

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	enterprise value;

•	cost initiatives, which can include targets involving capital expenditures, cost of purchased material and full-time and part-time payroll; and/or

•	economic value added or economic profit.

If the Compensation Committee determines that a change in the business, operations, corporate or capital structure of our company, the manner in which our company conducts our business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may, in its discretion, modify the management objectives or the related minimum acceptable level of achievement, in whole or in part, as it deems appropriate and equitable, unless such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Change in Control

Under the existing 2008 Key Executive Plan, in the event of a change in control of our company, each plan participant shall be entitled to the maximum award amount for that fiscal year without proration or any other reduction, provided that he or she is employed by our company at the time of the change in control or, if the plan participant is no longer employed by our company, the plan participant’s employment is terminated after commencement of discussions that resulted in a change in control of our company but within 180 days prior to the change in control.

If the 2014 Key Executive Plan is approved by our stockholders, in the event of a change in control of our company, the award amount that each plan participant shall be entitled to receive shall be that participant’s target cash amount (not the maximum cash amount), prorated for such fiscal year based on the time of the change in control.

Term

The effective date of the 2014 Key Executive Plan is July 1, 2013 and it will remain effective until December 4, 2018, five years after the date it was approved by the stockholders.

Tax Deductibility of Awards

Our company intends for awards made under the 2014 Key Executive Plan to constitute “performance-based compensation” as defined in Section 162(m) of the Code. As applicable to our company, Section 162(m) generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a corporation’s top executives, but does not include performance-based compensation in determining whether the $1,000,000 threshold has been exceeded.

2014 Key Executive Plan Benefits

Under the 2014 Key Executive Plan, the Compensation Committee will establish performance goals at the beginning of each fiscal year and the maximum amount of a cash award that is payable to each plan participant if the goals are met. At the end of each fiscal year, the Compensation Committee will determine whether the goals were met and, if so, the amount of the cash award to be paid to each plan participant. Therefore, the dollar value of future awards under the 2014 Key Executive Plan that will be received by or allocated to any person or group, or in the aggregate, is not determinable.

PROPOSAL NO. 5

STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends that stockholders vote FOR approval of the compensation paid to the named executive officers.

As required by Section 14A of the Securities Exchange Act of 1934, we are submitting to stockholders an advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC in the “Compensation Discussion and Analysis” section beginning on page 20 of this Proxy Statement, and the related compensation tables and narratives. The Compensation Committee values the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions.

As discussed in the Compensation Discussion and Analysis, our Compensation Committee is guided by its philosophy that our compensation programs must achieve the following objectives: (i) paying for performance; (ii) attracting, retaining and motivating top talent; (iii) achieving alignment with stockholders and sustainable long-term stockholder value creation; and (iv) driving achievement of our strategic plan. The program is competitive in the marketplace, highly incentive-based to align interests of executives with those of our stockholders, and balanced across incentives to appropriately mitigate risk.

To achieve our philosophy, the Compensation Committee has continued to strengthen pay-for-performance principles by incorporating strong governance practices over time, including (i) reducing the mix of time-vested RSUs versus Performance RSUs as components of our long-term equity incentive program, (ii) modifying the metrics for the vesting of the Performance RSUs to link them to stockholder return and (iii) reducing our CEO’s maximum bonus potential for fiscal year 2013 down from four times to three times his annual base salary.

The Compensation Committee and the Board believe that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to maximize long-term stockholder returns.

Because your vote is advisory, it will not be binding on the Board; however, the Board values stockholder opinion, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

EQUITY COMPENSATION PLAN INFORMATION

As of June 30, 2013, the 1992 Incentive Plan, the 2002 Incentive Plan and the 2012 Incentive Plan were the only compensation plans under which securities of our company were authorized for issuance. These plans, including amendments thereto, were approved by our stockholders. The table provides information as of June 30, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under existing equity compensation plans(2)
Equity compensation plans approved by security holders	3,891,103	$48.15	2,792,988
Equity compensation plans not approved by security holders	0	—	0
Total	3,891,103	$48.15	2,792,988

(1)	Includes 1,187,131 RSUs and restricted shares issued under the 2002 Incentive Plan and 567,001 RSUs issued under the 2012 Incentive Plan.
(2)	Represents 2,792,988 shares of Common Stock available for issuance under the 2012 Incentive Plan. No further awards may be made under the 1992 Incentive Plan or the 2002 Incentive Plan.

Including the awards granted through September 30, 2013, (1) 1,138,853 shares of Common Stock may be issued upon exercise of outstanding stock options under the 2002 Incentive Plan, (2) 964,966 shares of Common Stock may be issued upon exercise of outstanding stock options under the 2012 Incentive Plan, (3) our company’s outstanding stock options have a weighted-average exercise price of $62.89 and a weighted average remaining term of 6.84 years, (4) the number of outstanding unvested full-value shares, including RSUs and SARs of our company, is 1,598,670 and (5) 1,630,179 shares of Common Stock are available for issuance under the 2012 Incentive Plan as RSUs, restricted stock awards, dividend equivalents, stock options and SARs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of October 7, 2013, the beneficial ownership of shares of our Common Stock for (a) all stockholders known by us to beneficially own more than 5% of the shares of our Common Stock, (b) each of our current directors, (c) our named executive officers and (d) all of our directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power over the shares listed below. Some of the information in the table is based on information included in filings made by the beneficial owners with the SEC.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage(2)
T. Rowe Price Associates, Inc.(3)	7,130,904	10.4%
Waddell & Reed Financial, Inc.(4)	6,906,514	10.1%
The Vanguard Group, Inc.(5)	3,953,206	5.78%
Dinesh C. Paliwal	299,777	*
Dr. Harald Einsmann	37,218	*
Ann McLaughlin Korologos	39,864	*
Dr. Jiren Liu	1,040	*
Edward H. Meyer	62,103	*
Kenneth M. Reiss	22,240	*
Hellene S. Runtagh	21,436	*
Frank S. Sklarsky	1,797	*
Gary G. Steel	22,107	*
John W. Diercksen	—	*
Adriane M. Brown	—	*
Herbert K. Parker	28,666	*
Blake Augsburger	49,397	*
Sachin Lawande	15,702	*
Michael Mauser	27,386	*
All directors and executive officers as a group (20 persons)	678,315	*

*	Less than 1%
(1)	As required by the rules of the SEC, the table includes shares of our Common Stock that may be acquired pursuant to stock options exercisable within 60 days from October 7, 2013 as follows: Mr. Paliwal (200,000 shares), Dr. Einsmann (14,040 shares), Ms. Korologos (29,040 shares), Dr. Liu (1,040 shares), Mr. Meyer (29,040 shares), Mr. Reiss (9,040 shares), Ms. Runtagh (1,040 shares), Mr. Steel (9,040 shares), Mr. Augsburger (47,000 shares), Mr. Lawande (7,000 shares), Mr. Mauser (10,800 shares), and all directors and executive officers as a group (382,080 shares). The table also includes shares of Common Stock held in the 401(k) retirement savings plan by all executive officers as a group (35,267 shares). The table does not reflect acquisitions or dispositions of shares of our Common Stock, including grants or exercises of stock options, after October 7, 2013.
(2)	Based on 68,782,764 shares of our Common Stock outstanding as of October 7, 2013.
(3)	Information with respect to T. Rowe Price Associates, Inc. (“T. Rowe”) is based on the Schedule 13G filed with the SEC on August 9, 2013 by T. Rowe. T. Rowe has sole dispositive power with respect to 7,130,904 shares of our Common Stock and sole voting power with respect to 1,581,873 shares of our Common Stock as of July 31, 2013. The address of T. Rowe is 100 E. Pratt Street, Baltimore, Maryland 21202.
(4)

Information is based on the Schedule 13G filed with the SEC on September 10, 2013 jointly by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell and Reed, Inc., Waddell & Reed Investment Management Company and Ivy Investment Management Company. As of August 31, 2013, (a) each of Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc. and Waddell & Reed Investment Management Company is deemed to have sole voting and dispositive power with respect to 4,240,052 shares our Common Stock, (b) Waddell & Reed Financial, Inc. is deemed to have sole voting and dispositive power with respect to 6,906,514 shares of our Common Stock and (c) Ivy Investment Management Company is deemed to have sole voting and dispositive power with respect to 2,666,462 shares of our Common Stock as of August 31, 2013. The address of Waddell & Reed Financial, Inc. is 6300 Lamar Avenue, Overland Park, KS 66202.
(5)	Information with respect to The Vanguard Group, Inc. (“Vanguard”) is based on the Schedule 13G filed with the SEC on February 12, 2013 by Vanguard. Vanguard has sole dispositive power with respect to 3,859,582 shares of our Common Stock and sole voting power with respect to 97,224 shares of our Common Stock as of December 31, 2012. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers were complied with during fiscal 2013, except that: Mr. Paliwal inadvertently filed one late Form 4 on September 13, 2012, Mr. Parker inadvertently filed one late Form 4 on September 13, 2012, Mr. Augsburger inadvertently filed one late Form 4 on September 13, 2012, Mr. Lawande inadvertently filed one late Form 4 on September 13, 2012, Mr. Mauser inadvertently filed one late Form 4 on September 13, 2012, Mr. Park inadvertently filed one late Form 4 on September 13, 2012, Mr. Slump inadvertently filed one late Form 4 on September 13, 2012, Mr. Stacey inadvertently filed one late Form 4 on September 13, 2012, Mr. Suko inadvertently filed one late Form 4 on September 13, 2012, Ms. Korologos inadvertently filed one late Form 4 on December 13, 2012, Mr. Carroll inadvertently filed one late Form 4 on December 18, 2012, Dr. Einsmann inadvertently filed one late Form 4 on December 13, 2012, Dr. Liu inadvertently filed one late Form 4 on December 13, 2012, Mr. Meyer inadvertently filed one late Form 4 on December 13, 2012, Mr. Reiss inadvertently filed one late Form 4 on December 13, 2012, Ms. Runtagh inadvertently filed one late Form 4 on December 13, 2012, Mr. Steel inadvertently filed one late Form 4 on December 13, 2012, Mr. Santana inadvertently filed one late Form 3 on June 27, 2013, Mr. Diercksen inadvertently filed one late Form 4 on June 28, 2013 and Ms. Brown inadvertently filed one late Form 4 on June 28, 2013.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in our proxy materials for the 2014 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by us at 400 Atlantic Street, Suite 1500, Stamford, CT 06901 by June 24, 2014 and otherwise comply with all requirements of the SEC for stockholder proposals.

Our Bylaws provide that any stockholder who desires to bring a proposal before an annual meeting must give timely written notice of the proposal to our company’s Corporate Secretary. To be timely, the notice must be delivered to the above address not less than 60 nor more than 90 days before the first anniversary of the date on which we first mailed our proxy materials for the immediately preceding annual meeting. Stockholder proposals for the 2014 Annual Meeting of Stockholders must be received not earlier than July 29, 2014 and not later than August 26, 2014. However, our Bylaws also provide that if an annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year’s annual meeting, then stockholder proposals for that annual meeting must be received no later than the close of business on the tenth day following the day on which public announcement is first made of the date of the upcoming annual meeting. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Bylaws. A copy of the Bylaws is available upon request from our company’s Corporate Secretary.

Our Bylaws provide that notice of a stockholder’s intent to make a nomination for director at the 2014 Annual Meeting of Stockholders must be received by our company’s Corporate Secretary 90 days in advance of the annual meeting. The notice must include certain information regarding the nominees as required by the Bylaws. Stockholders may also submit recommendations for director candidates to the Nominating Committee by following the procedures described above under the caption “The Board, Its Committees and Its Compensation — Stockholder Recommendations.”

OTHER MATTERS

The Board does not intend to present any other matter of business at the Meeting. However, if any other matter is properly presented at the Meeting, the shares represented by your proxy will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors,

Dinesh C. Paliwal

Chairman, Chief Executive Officer and President

Stamford, CT

October 21, 2013

Appendix A

AMENDMENT NO. 1 TO

THE HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

2012 STOCK OPTION AND INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED 2012 STOCK OPTION AND INCENTIVE PLAN (this “Amendment”) is made and adopted by Harman International Industries, Incorporated, a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 11.15 of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “Board”);

WHEREAS, the Board desires to amend the Plan to increase the maximum aggregate number of Shares available for issuance and delivery pursuant to Awards granted under the Plan as set forth herein, subject to approval of this Amendment by the Company’s shareholders; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s shareholders (the date of such approval, the “Amendment Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective as of the Amendment Effective Date:

1. Section 5.1 of the Plan is hereby amended and restated in its entirety as follows:

“5.1 Total Number. The total number of Shares available for delivery pursuant to Awards under this Incentive Plan is 7,269,821. Notwithstanding the foregoing, (a) delivery of Shares pursuant to a Full-Value Grant granted (i) prior to December 4, 2013 shall reduce the number of Shares available for delivery pursuant to Awards under the Incentive Plan by 1.71 times the number of Shares delivered pursuant to such Full-Value Grant, and (ii) on or after December 4, 2013 shall reduce the number of Shares available for delivery pursuant to Awards under the Incentive Plan by 1.5 times the number of Shares delivered pursuant to such Full-Value Grant and (b) delivery of Shares pursuant to an Option or Stock Appreciation Right shall reduce the number of Shares available under the Plan by one Share for each such delivered Share.”

2. Section 5.4 of the Plan is hereby amended and restated in its entirety as follows:

“5.4 Forfeitures, Etc. Shares covered by all Awards granted at any time under this Incentive Plan shall not be counted as used unless and until they are actually issued and delivered to an Eligible Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award, any Shares that were covered by that Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of the Exercise Price of an Option shall not be added to the aggregate Incentive Plan limit described in Section 5.1 above; (ii) Shares tendered or withheld by the Company to satisfy tax withholding obligations shall not be added to the aggregate Incentive Plan limit described in Section 5.1 above; (iii) Shares that are repurchased by the Company with Option proceeds shall not be added to the aggregate Incentive Plan limit described in Section 5.1 above; and (iv) all Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, whether or not all shares of Common Stock covered by the award are actually issued to the Eligible Participant upon exercise of the right, shall be considered issued or transferred pursuant to this Incentive Plan.”

3. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

A-1

Appendix B

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

2014 KEY EXECUTIVE OFFICERS BONUS PLAN

1. PURPOSE. The purpose of the 2014 Key Executive Officers Bonus Plan (this “Plan”) is to attract and retain key executives for Harman International Industries, Incorporated, a Delaware corporation (the “Company”), and its Subsidiaries and to provide such persons with incentives for superior performance. Award Amounts payable under this Plan are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and to comply with the requirements of Section 409A of the Code (and any successor provision to either), and this Plan shall be construed consistently with such intention.

2. DEFINITIONS. As used in this Plan,

“Award Amount” means, for each Eligible Executive, the cash award payable pursuant to Section 5 of this Plan.

“Average Shareholder Equity” means the sum of the shareholder equity at the beginning of the year and the shareholder equity at the end of the year, with such sum divided by two.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined below), (ii) any acquisition by the Company or a Subsidiary of Voting Stock of the Company, (iii) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iv) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination (as defined below) that complies with clauses (i), (ii) and (iii) of subsection (c) below;

(b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of subsection (c) above.

“Committee” means the Compensation and Option Committee of the Board or any other committee appointed by the Board to administer this Plan; provided, however, that in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify as an “outside director” for purposes of Section 162(m) of the Code (or any successor provision thereto).

“Eligible Executive” means the Company’s Chief Executive Officer and any other executive officer of the Company that the Committee designates as an Eligible Executive under this Plan for a fiscal year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for determining the Award Amount payable to an Eligible Executive. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Eligible Executive or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Eligible Executive is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives shall be based on specified levels of or growth in one or more of the following criteria:

(a)	Return on Shareholder Equity;

(b)	cash flow/net assets ratio;

(c)	return on total capital or assets;

(d)	return on invested capital;

(e)	Return on Consolidated Equity;

(f)	earnings or earnings per share;

(g)	revenue;

(h)	cash flow and free cash flow;

(i)	stock price or total return to stockholders;

(j)	operating income or earnings before interest and taxes (EBIT);

(k)	earnings before interest, taxes, depreciation and amortization (EBITDA);

(l)	enterprise value;

(m)	cost initiatives, including relative growth and geographic or strategic targets involving one or more of the following: capital expenditures, cost of purchased material and full-time and part-time payroll; and/or

(n)	economic value added or economic profit.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement. In connection with establishing the Management Objectives for the fiscal year, the Committee shall express whether the Management Objectives shall be determined before or after the application of “extraordinary items” (as determined in accordance with generally accepted accounting principles).

“Maximum Award Amount” means, for each Eligible Executive, the maximum cash award payable pursuant to Section 5 of this Plan.

“Return on Consolidated Equity” means a fraction (expressed as a percentage), the numerator of which is the net income of the Company as set forth in the Company’s audited consolidated financial statements and the denominator of which is the Company’s average stockholders’ equity for the fiscal year, as determined by adding the average stockholders’ equity for each quarter of the fiscal year, divided by four.

“Return on Shareholder Equity” means net income for the fiscal year determined in accordance with generally accepted accounting principles as reported in the Company’s annual report divided by the Average Shareholder Equity.

“Section 409A” means Section 409A of the Code and the regulations and guidance thereunder, as they may be amended or modified from time to time, and any applicable state law equivalents.

“Subsidiary” means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.

“Voting Stock” means securities entitled to vote generally in the election of directors.

3. ADMINISTRATION OF THIS PLAN. This Plan shall be administered by the Committee, which shall have full power and authority to construe, interpret and administer this Plan and shall have the exclusive right to establish the Management Objectives and the Maximum Award Amount payable to each Eligible Executive upon the achievement of the Management Objectives.

4. ELIGIBILITY. Eligibility under this Plan is limited to Eligible Executives.

5. AWARDS.

(a) No later than the 90th day of each fiscal year, the Committee shall meet in order to establish (i) the Management Objectives for the fiscal year and (ii) the Award Amount payable to each Eligible Executive if the Management Objectives for the fiscal year are met.

(b) Notwithstanding any other provision of this Plan to the contrary, in no event shall the Maximum Award Amount paid to an Eligible Executive under this Plan for a fiscal year exceed $5,000,000.

6. COMMITTEE CERTIFICATION. As soon as reasonably practicable after the end of each fiscal year of the Company, the Committee shall determine whether the Management Objectives have been achieved and the Award Amount to be paid to each Eligible Executive for such fiscal year and shall certify such determinations in writing, exercising discretion only to reduce the amount of the maximum cash award if in its judgment such a reduction is appropriate.

7. PAYMENT OF AWARD AMOUNTS; SECTION 409A. In no event will an Award Amount, if any, under the Plan be paid later than the 15th day of the third month following the end of the fiscal year in which the applicable Award Amount is earned. It is intended that an Award Amount payable under this Plan will be exempt from the requirements of Section 409A pursuant to the “short-term deferral” exemption or, in the alternative, comply with the requirements of Section 409A so that none of the payments and benefits to be provided under this Plan will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein shall be interpreted to so comply or be exempt. Each payment and benefit payable under this Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company may, in good faith and without the consent of any participant, make any amendments to this Plan and take such reasonable actions which it deems necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to the participant.

8. CHANGE IN CONTROL. In the event of a Change in Control, each Eligible Executive shall be entitled to receive an amount equal to the Eligible Executive’s target Award Amount for such year, multiplied by a fraction, the numerator of which is the number of days during the fiscal year during which the Eligible Executive was employed by the Company prior to the Change in Control and the denominator of which is the number days in the fiscal year; provided, however, that the Eligible Executive is (a) employed by the Company at the time of the Change in Control or (b) if the Eligible Executive has been terminated or removed from his or her office or position with the Company, such action occurred (i) not more than 180 days prior to the date on which a Change in Control occurs, and (ii) following the commencement of any discussion with a third person that ultimately results in a Change in Control. Any payment under this Section 8 shall be made no later than 30 days after the effective date of the Change in Control and shall constitute payment in full of all obligations of the Company under this Plan for such year.

9. NO RIGHT TO BONUS OR CONTINUED EMPLOYMENT. Neither the establishment of this Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to this Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Award Amount or any other benefit under this Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any Subsidiary of the Company.

10. WITHHOLDING. The Company shall have the right to withhold, or require an Eligible Executive to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Award Amount.

11. NONTRANSFERABILITY. Except as expressly provided by the Committee, the rights and benefits under this Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

12. AMENDMENT. The Committee may amend the Plan from time to time, provided that any such amendment complies with the requirements of Sections 162(m) and 409A of the Code (or any successor provision to either).

13. EFFECTIVE DATE. Subject to approval by the stockholders of the Company, this Plan shall become effective as of July 1, 2013, and shall remain effective until the fifth anniversary of the date of such approval, subject to any further stockholder approvals (or re-approvals) mandated for performance-based compensation under Section 162(m) of the Code (or any successor provision thereto), and subject to the right of the Board to terminate this Plan, on a prospective basis only, at any time. All awards under this Plan shall be null and void if this Plan is not approved by the stockholders of the Company.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED 400 ATLANTIC STREET 15TH FLOOR STAMFORD, CT 06901 ATTN: MARISA IASENZA	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HAR2013

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M63355-P43434	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
				For	Against	Abstain
Nominees:
	1a.	Adriane M. Brown		☐	☐	☐			For	Against	Abstain
	1b.	John W. Diercksen		☐	☐	☐	2.	Ratify the appointment of KPMG LLP for fiscal 2014.	☐	☐	☐
	1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j.	Ann M. Korologos Dr. Jiren Liu Edward H. Meyer Dinesh C. Paliwal Kenneth M. Reiss Hellene S. Runtagh Frank S. Sklarsky Gary G. Steel		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	3. 4.	To approve an amendment to the 2012 Stock Option and Incentive Plan. To approve the 2014 Key Executive Officers Bonus Plan.	☐ ☐	☐ ☐	☐ ☐
							5.	To approve, by non-binding vote, executive compensation.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M63356-P43434

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED Annual Meeting of Stockholders December 4, 2013 11:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Todd A. Suko and Herbert K. Parker, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Harman International Industries, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business, as may properly come before the Annual Meeting of Stockholders of the Company to be held December 4, 2013, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made but the card is signed, this proxy card will be voted for the election of all nominees under Proposal 1, For Proposal 2, For Proposal 3, For Proposal 4, and For Proposal 5, and in the discretion of the proxies with respect to such other business as may properly come before the Meeting.

Continued and to be signed on reverse side